 The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

Thornburg Mortgage Securities Trust 2006-3

$1,505,407,000 (Approximate)

Publicly Offered Certificates

Adjustable Rate and Hybrid Residential Mortgage Loans

Greenwich Capital Acceptance, Inc.

Depositor

Greenwich Capital Markets, Inc.

Lead Manager

Bear, Stearns & Co. Inc.,

Credit Suisse Securities (USA) LLC,

and Lehman Brothers Inc.

Co-Managers

FREE WRITING PROSPECTUS LEGEND

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Free Writing Prospectus                                                                                           Date Prepared: June 15, 2006

Thornburg Mortgage Securities Trust 2006-3

Mortgage Pass-Through Certificates

$1,505,407,000 (Approximate, Subject to Final Collateral)

Publicly Offered Certificates

Adjustable Rate and Hybrid Residential Mortgage Loans

Class (1)	Principal Balance (2)	WAL (Yrs) to Mand. Auction (3)	Pmt Window (Mths) to Mand. Auction (3)	Certificate Interest Rates	Tranche Type	Expected Ratings Moody’s/Fitch

A-1	$283,032,000	2.17	1-36	Floater (4)	Senior	Aaa/AAA
A-2	$591,214,000	2.17	1-36	Floater (4)	Senior	Aaa/AAA
A-3	$631,161,000	2.17	1-36	Floater (4)	Senior	Aaa/AAA
A-X	Notional (5)	Not Marketed Hereby			Senior/Interest Only	Aaa/AAA
A-R	$100				Senior	Aaa/AAA
B-1	$27,979,000				Subordinate	---
B-2	$8,549,000				Subordinate	---
B-3	$3,886,000				Subordinate	---
B-4	$3,109,000				Subordinate	---
B-5	$2,332,000				Subordinate	---
B-6	$3,108,451				Subordinate	---

Total	$1,554,370,551

(1)

Each Class of Class A Certificates is subject to a Mandatory Auction Call (as described herein).

(2)

The Class A-1 Certificates are backed primarily by the cash flow from the Group 1 Mortgage Loans (as defined herein), the Class A-2 Certificates are backed primarily by the cash flow from the Group 2 Mortgage Loans (as defined herein) and the Class A-3 Certificates are backed primarily by the cash flow from the Group 3 Mortgage Loans (as defined herein).  Class sizes are subject to final collateral and rating agency approval and are subject to a +/-10% variance.

(3)

The WAL and Payment Windows for each class of Class A Certificates is shown to the Auction Distribution Date in June 2009 (as described herein) at the Pricing Prepayment Speed.

(4)

For every Distribution Date prior to the Auction Distribution Date, the Class A-1, Class A-2, and Class A-3 Certificates will have an interest rate equal to One Month LIBOR plus the related margin.  For every Distribution Date after the Auction Distribution Date, the interest rate for each class of Class A Certificates will be equal to the product of net WAC of the related loan group multiplied by the quotient of 30 divided by the actual number of days in the accrual period.

(5)

The Class A-X Certificate Notional Balance for any Distribution Date on or prior to the Auction Distribution Date will be equal to the aggregate certificate balance of the Class A Certificates. Following the Auction Distribution Date the Class A-X Certificate Notional Balance will be zero.

Sponsor and Seller:

Thornburg Mortgage Home Loans, Inc.

Depositor:

Greenwich Capital Acceptance, Inc.

Lead Manager:

Greenwich Capital Markets, Inc.

Co-Managers:

Bear, Stearns & Co. Inc., Credit Suisse Securities (USA) LLC, and Lehman Brothers Inc.

Master Servicer/

Securities

Administrator:

Wells Fargo Bank, N.A.

Servicers:

Thornburg Mortgage Home Loans, Inc. and First Republic Bank each service at least 10% of the aggregate principal balance of Mortgage Loans.  There are five additional Servicers that service, in aggregate, 5.11% of the aggregate principal balance of the Mortgage Loans.

Trustee/Custodian:

LaSalle Bank N.A.

Delaware Trustee:

Wilmington Trust Company.

Rating Agencies:

Moody’s and Fitch will rate the Class A Certificates.  It is expected that the Certificates other than the Class B-6 Certificates will be assigned the credit ratings on page 3 of this Free Writing Prospectus.

Cut-off Date:

June 1, 2006.

Closing Date:

On or about June 28, 2006.

Distribution Dates:

The 25th day of each month (or if not a business day, the next succeeding business day), commencing in July 2006.

Certificates:

The “Senior Certificates” will consist of the Class A-1, Class A-2, Class A-3 Certificates (together, the “Class A Certificates”), the Class A-R and the Class A-X Certificates.  The “Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.  The Senior Certificates and the Subordinate Certificates are collectively referred to herein as the “Certificates”.  The Class A Certificates are being offered publicly (collectively, the “Offered Certificates”).

Registration:

The Class A Certificates will be made available in book-entry form through DTC, and upon request, through Clearstream, Luxembourg and the Euroclear system.

Federal Tax Treatment:

It is anticipated that the Class A Certificates will represent ownership of REMIC regular interests, combined with a right to receive payments in certain circumstances from the yield maintenance agreements, and pursuant to the mandatory auction.

ERISA Eligibility:

The Class A Certificates are expected to be ERISA eligible if exemptive relief is available under an investor based class exemption.  Prospective investors should review with their legal advisors whether the purchase and holding of the Class A Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws.

SMMEA Treatment:

The Class A Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Securities

Purchase Right:

Thornburg Mortgage Inc., the parent of the Seller will have the option of purchasing the Certificates at a purchase price equal to their current principal amount plus accrued interest once the aggregate principal balance of the Mortgage Loans is equal to 20% or less of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Call Date”).

Clean-Up Call:

The terms of the transaction allow for a termination of the trust and retirement of the Certificates once the aggregate principal balance of the Mortgage Loans is equal to 10% or less of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Clean-Up Call Date”).

Mortgage Loans:

As of the Closing Date, the aggregate Cut-off Date principal balance of the mortgage loans described herein is expected to be approximately $1,554,370,552 (the “Mortgage Loans”). The Mortgage Loans will be comprised of the Group 1 Mortgage Loans, the Group 2 Mortgage Loans and the Group 3 Mortgage Loans.  Approximately 0.23% of the mortgage loans are adjustable rate mortgage loans with an initial rate adjustment occurring in one or six months after the origination date.  Approximately 0.06%, 2.63%, 15.88%, 39.27% and 41.93% are hybrid mortgage loans with initial rate adjustments generally occurring approximately one, three, five, seven or ten years, respectively, after the date of origination of such mortgage loan, and thereafter adjust their rate based on various indices.  Approximately 95.68% of the Mortgage Loans are required to make payments of interest only for up to the first 120 months following origination.  After such interest only period, such mortgage loans are scheduled to amortize over the remaining term of the loan.

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 1 Mortgage Loans described herein is expected to be approximately $292,238,259 (the “Group 1 Mortgage Loans”).  The Group 1 Mortgage Loans consist of adjustable rate and hybrid mortgage loans which have an initial rate adjustment occurring approximately 1 month,  6 months,  or  1, 3 or 5 years following origination.

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 2 Mortgage Loans described herein is expected to be approximately $610,443,216 (the “Group 2 Mortgage Loans”).  The Group 2 Mortgage Loans consist of hybrid mortgage loans which have an initial rate adjustment occurring approximately 7 years following origination.

As of the Closing Date, the aggregate Cut-off Date principal balance of the Group 3 Mortgage Loans described herein is expected to be approximately $651,689,077 (the “Group 3 Mortgage Loans”).  The Group 3 Mortgage Loans consist of hybrid mortgage loans which have an initial rate adjustment occurring approximately 10 years following origination.

The aggregate Cut-off Date principal balance of the mortgage loans on the Closing Date is subject to a +/-10% variance.

See attached collateral descriptions for additional information on the Mortgage Loans.

Mandatory Auction:

Five business days prior to the Distribution Date in June 2009 (the “Auction Distribution Date”), the Auction Administrator will auction each of the Class A-1, Class A-2 and Class A-3 Certificates to third-party investors.  The proceeds of the auction and amounts received from the Swap Counterparty, if any, will be received by the Auction Administrator who will then distribute an amount equal to the Par Price to each of the holders of the Class A-1, Class A-2 and Class A-3 Certificates on the Auction Distribution Date.  These holders will be obligated to tender their respective Certificates to the Auction Administrator.

The Swap Counterparty, pursuant to a swap contract with the Auction Administrator, will agree to pay the excess, if any, of the Par Price over the Auction Price.

Final Maturity Reserve

Account:

Beginning on the Distribution Date occurring in June 2016, the interest otherwise payable to Certificateholders will be reduced by amounts deposited into the Final Maturity Reserve Account.  Funds in the Final Maturity Reserve Account will be available for distribution to Certificateholders on the final maturity date to the extent that sufficient funds required for the termination of the Trust have not been previously received by way of prepayment of the 12 Mortgage Loans having 480 month amortization periods.

Swap Counterparty:

[TBD].  The long-term obligations of [TBD] or the guarantor of the Swap Counterparty, if applicable, will be rated at least “AA-” by Fitch and “Aa3” by Moody’s.

Auction Administrator:

Wells Fargo Bank, N.A.

Auction Price:

The price at which the Auction Administrator sells each of the Class A-1, Class A-2 and Class A-3 Certificates to the third-party investors.

Par Price:

With respect to each of the Class A-1, Class A-2 and Class A-3 Certificates, an amount equal to the principal balance of the related Class A-1, Class A-2 and Class A-3 Certificates, after reducing the principal balance of such Class A Certificates by the related principal distributions and losses on the Auction Distribution Date.

Pricing Prepayment

Speed:

The Offered Certificates will be priced to a prepayment speed of 20% CPR.

Accrual Period:

The Accrual Period for the Class A Certificates on any Distribution Date on or prior to the Auction Distribution Date will be the period from the immediately prior Distribution Date (or, in the case of the first Distribution Date, the Closing Date) through the day immediately prior to the current Distribution Date (on an Actual/360 basis).

The Accrual Period for the Class A-R Certificates and the Subordinate Certificates on any Distribution Date will be the prior calendar month on a 30/360 basis.

Net Mortgage Rate:

The “Net Mortgage Rate” for any Mortgage Loan is equal to the rate of the related mortgage loan less the master servicing and related servicing fee rate.  The Master Servicer will pay the Trustee from its fee.  The master servicing fee rate on each Mortgage Loan is approximately 0.01% per annum, and the weighted average servicing fee rate as of the Cut-off Date is approximately 0.250%.  The servicing fee on approximately 12.91% of the Mortgage Loans will be 0.375% on and after the first rate adjustment date.  87.03% of the Mortgage Loans will have a servicing fee of 0.250% for the term of the loan.

Certificate Interest Rate:

For each Distribution Date on or prior to the Auction Distribution Date, the “Certificate Interest Rate” for the Class A Certificates will be equal to One Month LIBOR plus the related margin and for each Distribution Date thereafter, a rate equal to the product of the Net WAC of the related loan group multiplied by the quotient of 30 divided by the actual number of days in the accrual period.

The Certificate Interest Rate with respect to the Class A-X Certificates for any Distribution Date on or prior to the Auction Distribution Date will be equal to an annual rate calculated as the weighted average of the excess of (a) net WAC of each loan group over (b) the Certificate Interest Rate of the related class of Class A Certificates (adjusted to an effective rate reflecting the accrual of interest on a 30/360 basis).  Following the Auction Distribution Date, the Certificate Interest Rate with respect to the Class A-X Certificates will be zero.

The Certificate Interest Rate with respect to the Class A-R Certificates will be equal to the net WAC of the Group 1 Mortgage Loans.

Yield Maintenance

Agreements:

On the Closing Date, the Securities Administrator will enter into three “Yield Maintenance Agreements,” or “YMAs,” with a counterparty (the “YMA Counterparty”) rated no lower than AA- or Aa3, each for the benefit of one class of Class A Certificates.  The notional balance of each YMA on each Distribution Date will be an amount equal to the aggregate principal balance of the related Class A Certificates for the immediately preceding Distribution Date, after giving effect to distributions on such Distribution Date (or as of the Closing Date for the first Distribution Date).  The YMA Counterparty will be obligated to make monthly payments to the Securities Administrator when One Month LIBOR exceeds the related specified Strike Rate.  Each YMA will terminate on the Auction Distribution Date.

The Strike Rate for the related Yield Maintenance Agreement with respect to the related Class A Certificates will equal the excess of (i) the lesser of (a) [  ]%, [   ]% and [  ]%, for the Class A-1, Class A-2 and Class A-3, respectively, and (b) the weighted average net loan rate of the mortgage loans in the related loan group as of the first day of the related due period (or, in the case of the first distribution date, the cut-off date); multiplied by 30, divided by the actual number of days in the accrual period, over (ii) the margin of the related Class A Certificates.

Credit Enhancement:

Senior/subordinate, shifting interest structure.

Credit enhancement for the Senior Certificates will consist of the subordination of the Subordinate Certificates (total subordination provided by the subordinate certificates initially 3.15%).

Shifting Interest:

Until the Distribution Date occurring in July 2013 the Subordinate Certificates will be locked out from receipt of unscheduled principal payments (unless the Senior Certificates are paid down to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below).  After such time and subject to standard collateral performance triggers (as described in the prospectus supplement), the Subordinate Certificates will receive increasing portions of unscheduled principal payments.

The prepayment percentages on the Subordinate Certificates are as follows:

Periods:

Unscheduled Principal Payments (%)

July 2006 – June 2013

0% Pro Rata Share

July 2013 – June 2014

30% Pro Rata Share

July 2014 – June 2015

40% Pro Rata Share

July 2015 – June 2016

60% Pro Rata Share

July 2016 – June 2017

80% Pro Rata Share

July 2017 and after

100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Subordinate Certificates doubles, all principal payments will be paid pro-rata between the Senior and Subordinate Certificates (subject to performance triggers).  However, if the credit enhancement provided by the Subordinate Certificates has doubled (i) prior to the Distribution Date in July 2009, the Subordinate Certificates will be entitled to 50% of their pro rata share of unscheduled principal payments or (ii) on or after the Distribution Date in July 2009, the Subordinate Certificates will be entitled to 100% of their pro rata share of unscheduled principal payments.

Any unscheduled principal not allocated to the Subordinate Certificates will be allocated to the Senior Certificates.  In the event the current senior percentage related to the loan group (aggregate principal balance of the related Senior Certificates, divided by the aggregate principal balance of the related Mortgage Loans) exceeds the applicable initial senior percentage (aggregate principal balance of the related Senior Certificates as of the Closing Date, divided by the aggregate principal balance of the related Mortgage Loans as of the Cut-off Date), the related Senior Certificates will receive all unscheduled principal payments for the Mortgage Loans, regardless of any unscheduled principal payment percentages above.

Allocation of

Realized Losses:

Any realized losses on the Mortgage Loans will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical Class designations, in each case until the respective certificate principal balance has been reduced to zero; thereafter, to the related Class A Certificates in reduction of their certificate principal balance.

Certificates Priority of

Distributions:

Available funds from the Mortgage Loans will be distributed in the following order of priority:

1)

On the Distribution Date in June 2016 and on each Distribution Date thereafter, for deposit in the Final Maturity Reserve Account, the final maturity reserve amount for the related loan group;

2)

Senior Certificates, pro-rata, accrued and unpaid interest at the related Certificate Interest Rate, provided, however, that for purposes of distributions of the interest pursuant to this clause 2) the certificate interest rates on the related Class A Certificates shall be deemed to be subject to a cap equal to the weighted average of the net loan rates of the mortgage loans in the related loan group, adjusted to reflect interest on an actual/360 basis;

3)

From funds provided under the related Yield Maintenance Agreement, first to the related Class A Certificates, any amount of interest not paid pursuant to the related certificate interest rate pursuant to clause 2) above and second, any remaining amounts to the Class A-X Certificates;

4)

Pay concurrently, to the Class A Certificates

a.

Class A-R and Class A-1 Certificates, in that order, principal, until the principal balance thereof has been reduced to zero, generally from the Group 1 Mortgage Loans;

b.

Class A-2 Certificates, principal, until the principal balance thereof has been reduced to zero, generally from the Group 2 Mortgage Loans;

c.

Class A-3 Certificates, principal, until the principal balance thereof has been reduced to zero, generally from the Group 3 Mortgage Loans;

5)

Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in sequential order, accrued and unpaid interest and the respective shares of principal allocable to such Classes;

6)

Class A-R Certificate, any remaining amount.

In certain limited circumstances described in the prospectus supplement, principal will be distributed to the Class A Certificates from the unrelated loan group, to the extent not received from the related loan group.

Aggregate Mortgage Loans
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$1,554,370,552	$42,750	$9,999,999
Average Scheduled Principal Balance	$743,007
Number of Mortgage Loans	2,092

Weighted Average Gross Coupon	6.279%	4.500%	7.500%
Weighted Average FICO Score	744	473	830
Weighted Average Original LTV	67.00%	8.21%	100.00%
Weighted Average Total Effective LTV	66.74%	8.21%	95.00%

Weighted Average Original Term	360 months	300 months	480 months
Weighted Average Stated Remaining Term	356 months	244 months	479 months
Weighted Average Seasoning	4 months	0 months	60 months

Weighted Average Gross Margin	1.910%	1.000%	3.250%
Weighted Average Minimum Interest Rate	1.919%	1.000%	6.125%
Weighted Average Maximum Interest Rate	11.430%	9.500%	17.900%
Weighted Average Initial Rate Cap	4.964%	1.000%	6.000%
Weighted Average Subsequent Rate Cap	1.888%	1.000%	2.000%
Weighted Average Months to Roll	92 months	1 month	120 months
Weighted Average Prepay Term	39 months	6 months	60 months
Weighted Average Prepay Remaining Term	38 months	4 months	60 months

Maturity Date		Oct 1 2026	May 1 2046
Maximum Zip Code Concentration	1.44%	90266

ARM	100.00%

10/1 Hybrid Arm	1.56%
10/1 Hybrid Arm IO	29.71%
10/1 MO Hybrid Arm	0.09%
10/1 MO Hybrid Arm IO	6.05%
10/6 Hybrid Arm	0.08%
10/6 Hybrid Arm IO	4.42%
3/1 Hybrid Arm	0.25%
3/1 Hybrid Arm IO	1.96%
3/1 MO Hybrid Arm IO	0.08%
3/6 Hybrid Arm IO	0.34%
5/1 Hybrid Arm	0.39%
5/1 Hybrid Arm IO	11.97%
5/1 MO Hybrid Arm	0.06%
5/1 MO Hybrid Arm IO	2.65%
5/6 Hybrid Arm IO	0.81%
7/1 Hybrid Arm	1.72%
7/1 Hybrid Arm IO	30.64%
7/1 MO Hybrid Arm	0.11%
7/1 MO Hybrid Arm IO	3.08%
7/6 Hybrid Arm IO	3.72%
Reg Arm IO	0.30%

Interest Only	95.68%
Not Interest Only	4.32%

Prepay Penalty: 0 months	81.85%
Prepay Penalty: 6 months	0.26%
Prepay Penalty: 12 months	3.82%
Prepay Penalty: 24 months	0.31%
Prepay Penalty: 36 months	6.62%
Prepay Penalty: 48 months	1.09%
Prepay Penalty: 60 months	6.05%

First Lien	100.00%

Full Documentation	86.74%
No Ratio Documentation	0.58%
Stated Documentation	12.57%
Streamline Documentation	0.12%

Cash Out Refinance	27.16%
Purchase	54.46%
Rate/Term Refinance	18.39%

Condominium	11.93%
Condominium Detached	0.01%
Condotel	0.89%
Cooperative	1.96%
PUD Attached	1.94%
PUD Detached	19.44%
Single Family Detached	58.57%
Townhouse	0.92%
Two-Four Family	4.34%

Investor	11.70%
Primary	71.03%
Second Home	17.27%

Top 5 States:
California	32.41%
Colorado	10.85%
New York	8.29%
Florida	7.21%
Georgia	4.38%

Top 10 Zips:
90266	1.44%
81435	1.28%
90210	1.27%
81611	1.18%
84060	1.11%
85253	0.99%
94114	0.75%
81657	0.74%
30327	0.71%
90068	0.65%

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 100,000.00	31	$2,662,759.63	0.17%	6.419%	358	67.45%	771
100,000.01 - 200,000.00	279	44,043,245.52	2.83	6.338	354	74.10	753
200,000.01 - 300,000.00	287	72,246,814.85	4.65	6.312	354	72.46	758
300,000.01 - 400,000.00	206	73,187,474.68	4.71	6.261	351	72.13	745
400,000.01 - 500,000.00	197	90,447,070.25	5.82	6.249	356	69.89	748
500,000.01 - 600,000.00	177	98,182,508.27	6.32	6.213	356	70.70	747
600,000.01 - 700,000.00	144	93,966,995.61	6.05	6.264	356	69.75	749
700,000.01 - 800,000.00	121	91,283,468.14	5.87	6.221	355	69.98	747
800,000.01 - 900,000.00	71	60,995,843.69	3.92	6.168	354	66.46	740
900,000.01 - 1,000,000.00	121	118,161,621.56	7.60	6.230	355	64.97	749
1,000,000.01 - 1,100,000.00	68	73,176,275.21	4.71	6.139	356	61.38	751
1,100,000.01 - 1,200,000.00	38	44,271,252.16	2.85	6.226	358	71.35	746
1,200,000.01 - 1,300,000.00	39	49,409,821.47	3.18	6.168	355	65.09	734
1,300,000.01 - 1,400,000.00	49	66,620,387.22	4.29	6.261	358	71.86	750
1,400,000.01 - 1,500,000.00	58	84,862,761.94	5.46	6.273	360	67.23	740
1,500,000.01 - 1,600,000.00	21	32,612,520.00	2.10	6.311	358	68.78	751
1,600,000.01 - 1,700,000.00	24	39,912,823.65	2.57	6.267	357	68.23	763
1,700,000.01 - 1,800,000.00	22	38,644,074.00	2.49	6.306	358	68.78	736
1,800,000.01 - 1,900,000.00	24	44,690,950.10	2.88	6.233	358	64.75	762
1,900,000.01 - 2,000,000.00	34	67,472,599.00	4.34	6.215	357	63.01	742
2,000,000.01 - 2,100,000.00	3	6,257,010.70	0.40	6.382	358	65.77	762
2,100,000.01 - 2,200,000.00	2	4,350,000.00	0.28	6.193	358	83.14	735
2,200,000.01 - 2,300,000.00	3	6,826,500.00	0.44	5.957	356	61.24	740
2,300,000.01 - 2,400,000.00	10	23,600,565.47	1.52	6.347	358	68.15	760
2,400,000.01 - 2,500,000.00	8	19,723,280.00	1.27	6.413	358	65.09	729
2,500,000.01 - 2,600,000.00	5	12,874,000.00	0.83	6.525	354	57.17	712
2,600,000.01 - 2,700,000.00	2	5,347,000.00	0.34	6.251	358	64.05	757
2,700,000.01 - 2,800,000.00	4	11,096,200.00	0.71	6.911	359	64.50	703
2,800,000.01 - 2,900,000.00	2	5,700,000.00	0.37	5.938	356	67.52	731
2,900,000.01 - 3,000,000.00	7	20,940,000.00	1.35	6.219	357	58.85	732
3,000,000.01 - 3,100,000.00	1	3,055,000.00	0.20	6.750	359	65.00	717
3,100,000.01 - 3,200,000.00	1	3,168,900.00	0.20	6.500	359	63.00	655
3,200,000.01 - 3,300,000.00	2	6,559,700.00	0.42	7.126	357	53.05	606
3,300,000.01 - 3,400,000.00	2	6,716,670.00	0.43	6.406	358	63.27	776
3,400,000.01 - 3,500,000.00	3	10,493,750.00	0.68	6.175	358	57.15	704
3,500,000.01 - 3,600,000.00	2	7,107,399.99	0.46	6.313	358	67.46	712
3,600,000.01 - 3,700,000.00	2	7,350,000.00	0.47	6.315	359	61.25	744
3,700,000.01 - 3,800,000.00	4	14,979,600.00	0.96	6.184	352	65.43	765
3,800,000.01 - 3,900,000.00	1	3,834,000.00	0.25	6.250	360	64.98	702
3,900,000.01 - 4,000,000.00	3	12,000,000.00	0.77	6.375	358	63.60	732
4,200,000.01 - 4,300,000.00	1	4,246,684.59	0.27	7.250	359	50.00	681
4,300,000.01 - 4,400,000.00	1	4,400,000.00	0.28	6.500	358	44.00	743
4,400,000.01 - 4,500,000.00	3	13,478,100.00	0.87	6.625	358	58.05	703
4,900,000.01 - 5,000,000.00	3	15,000,000.00	0.97	6.358	359	52.19	750
5,200,000.01 - 5,300,000.00	1	5,225,000.00	0.34	7.375	358	55.00	657
5,400,000.01 - 5,500,000.00	1	5,500,000.00	0.35	6.875	359	50.00	755
5,800,000.01 - 5,900,000.00	2	11,689,925.00	0.75	6.813	358	59.20	711
6,900,000.01 - 6,000,000.00	1	6,000,000.00	0.39	6.375	358	60.00	767
9,900,000.01 - 10,000,000.00	1	9,999,999.00	0.64	6.875	358	35.09	695
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
4.500 - 4.999	1	$714,167.25	0.05%	4.500%	330	71.42%	646
5.000 - 5.499	16	13,289,097.49	0.85	5.372	356	65.70	763
5.500 - 5.999	321	273,604,176.47	17.60	5.803	355	63.28	749
6.000 - 6.499	1,130	780,636,899.65	50.22	6.214	355	68.47	747
6.500 - 6.999	590	441,457,466.66	28.40	6.629	359	67.36	741
7.000 - 7.499	33	41,868,744.18	2.69	7.162	357	60.86	695
7.500 - 7.999	1	2,800,000.00	0.18	7.500	360	59.57	722
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

FICO	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
400-499	1	$130,000.00	0.01%	6.000%	323	74.29%	473
525-549	1	3,259,700.00	0.21	7.000	354	65.00	540
550-574	2	1,301,498.51	0.08	6.125	315	78.50	551
600-624	6	7,777,300.00	0.50	6.567	356	59.41	613
625-649	23	18,099,067.16	1.16	6.033	353	55.99	640
650-674	78	75,841,004.37	4.88	6.578	357	64.93	665
675-699	203	170,934,569.08	11.00	6.337	357	66.68	688
700-724	284	230,703,793.03	14.84	6.285	357	67.73	713
725-749	313	226,067,542.40	14.54	6.262	356	68.94	738
750-774	463	352,154,091.19	22.66	6.295	356	66.94	763
775-799	547	368,135,426.46	23.68	6.193	356	67.10	786
800-824	164	94,877,279.50	6.10	6.236	356	65.03	806
825-849	2	1,189,280.00	0.08	6.520	357	75.01	829
None	5	3,900,000.00	0.25	6.360	359	71.75	0
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Effective LTV (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	230	$200,360,955.84	12.89%	6.227%	357	37.57%	748
50.00- 54.99	91	95,246,964.67	6.13	6.275	358	52.17	731
55.00- 59.99	110	104,951,093.95	6.75	6.296	357	58.89	750
60.00- 64.99	131	154,707,950.21	9.95	6.346	358	62.58	741
65.00- 69.99	157	166,075,866.49	10.68	6.325	355	67.43	742
70.00- 74.99	245	189,284,893.01	12.18	6.258	355	71.76	744
75.00- 79.99	378	247,433,109.42	15.92	6.314	356	77.21	740
80.00	707	383,634,991.45	24.68	6.247	356	80.17	748
80.01- 84.99	1	164,880.00	0.01	6.250	357	80.74	767
85.00- 89.99	11	2,592,457.62	0.17	5.917	332	88.65	746
90.00- 94.99	27	9,143,416.49	0.59	6.262	354	90.70	742
95.00- 99.99	4	773,972.55	0.05	6.218	314	95.00	746
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Original LTV (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	230	$200,360,955.84	12.89%	6.227%	357	37.57%	748
50.00- 54.99	91	95,246,964.67	6.13	6.275	358	52.17	731
55.00- 59.99	109	100,951,093.95	6.49	6.293	357	57.45	750
60.00- 64.99	130	152,807,950.21	9.83	6.354	358	62.11	740
65.00- 69.99	155	165,515,545.87	10.65	6.324	355	67.39	742
70.00- 74.99	242	189,010,257.83	12.16	6.258	355	71.66	744
75.00- 79.99	375	243,333,109.42	15.65	6.318	356	76.83	740
80.00	699	380,390,937.42	24.47	6.247	356	80.00	748
80.01- 84.99	1	164,880.00	0.01	6.250	357	80.74	767
85.00- 89.99	11	2,592,457.62	0.17	5.917	332	88.65	746
90.00- 94.99	28	9,274,116.49	0.60	6.263	354	90.69	741
95.00- 99.99	6	5,045,672.35	0.32	6.371	350	95.19	752
100.00	15	9,676,610.03	0.62	6.079	358	100.00	740
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Effective LTV Over 80	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	2,049	$1,541,695,825.04	99.18%	6.280%	356	66.81%	744
LTV > 80 Commonwealth	1	233,800.00	0.02	5.625	353	92.59	705
LTV > 80 GEMICO	9	2,664,957.70	0.17	6.261	354	90.46	748
LTV > 80 MGIC	5	2,295,602.03	0.15	6.393	354	90.00	748
LTV > 80 No MI	2	532,154.64	0.03	5.991	332	87.12	794
LTV > 80 PMI	4	915,514.90	0.06	6.167	350	92.43	748
LTV > 80 Radian	16	4,109,747.39	0.26	6.180	340	91.01	737
LTV > 80 Republic	4	1,563,950.00	0.10	6.052	346	89.27	745
LTV > 80 United Guaranty	2	359,000.00	0.02	5.744	352	89.20	675
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Original Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
300	2	$366,386.55	0.02%	6.125%	246	83.99%	724
327	1	1,299,764.93	0.08	5.500	324	51.99	684
335	1	2,000,000.00	0.13	5.850	332	43.48	742
345	1	800,000.00	0.05	5.875	341	74.42	721
346	1	1,154,000.00	0.07	5.750	340	80.00	731
360	2,074	1,542,931,293.05	99.26	6.281	356	67.04	744
480	12	5,819,107.17	0.37	6.355	473	64.56	739
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Stated Remaining Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
241-300	3	$750,298.98	0.05%	6.253%	274	79.39%	709
301-360	2,077	1,547,801,145.55	99.58	6.279	356	67.01	744
361+	12	5,819,107.17	0.37	6.355	473	64.56	739
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	248	$204,015,212.33	13.13%	6.258%	355	63.46%	750
20.01 -25.00	217	158,740,008.85	10.21	6.271	355	67.25	751
25.01 -30.00	246	183,869,038.77	11.83	6.269	356	64.34	744
30.01 -35.00	382	283,036,859.63	18.21	6.260	356	66.31	742
35.01 -40.00	542	371,197,907.39	23.88	6.269	356	70.47	746
40.01 -45.00	302	239,054,742.21	15.38	6.355	358	68.28	734
45.01 -50.00	106	79,604,310.93	5.12	6.290	356	67.41	741
50.01 -55.00	15	13,585,464.89	0.87	6.042	356	55.03	750
55.01 -60.00	7	4,125,231.08	0.27	6.341	352	55.88	754
60.01+	8	4,832,245.62	0.31	6.291	359	61.97	790
None	19	12,309,530.00	0.79	6.320	354	64.94	743
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

FRM/ARM	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Product	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10/1 Hybrid Arm	44	$24,324,600.47	1.56%	6.386%	364	69.56%	761
10/1 Hybrid Arm IO	611	461,875,326.15	29.71	6.329	357	68.33	748
10/1 MO Hybrid Arm	3	1,470,466.47	0.09	5.929	358	61.02	795
10/1 MO Hybrid Arm IO	101	94,072,621.57	6.05	5.982	358	57.15	746
10/6 Hybrid Arm	3	1,311,889.85	0.08	5.908	359	68.45	737
10/6 Hybrid Arm IO	71	68,634,172.73	4.42	6.323	358	70.38	744
3/1 Hybrid Arm	7	3,866,517.02	0.25	5.993	359	68.36	762
3/1 Hybrid Arm IO	68	30,423,013.74	1.96	6.077	342	72.79	740
3/1 MO Hybrid Arm IO	2	1,265,400.00	0.08	6.141	359	59.73	746
3/6 Hybrid Arm IO	4	5,278,348.44	0.34	6.426	357	65.19	736
5/1 Hybrid Arm	16	6,001,008.62	0.39	6.136	352	72.84	755
5/1 Hybrid Arm IO	308	186,000,596.24	11.97	6.243	352	66.56	744
5/1 MO Hybrid Arm	1	996,701.23	0.06	5.500	357	58.82	776
5/1 MO Hybrid Arm IO	27	41,116,634.93	2.65	5.690	355	59.64	749
5/6 Hybrid Arm IO	17	12,644,989.89	0.81	6.233	357	72.18	753
7/1 Hybrid Arm	39	26,802,594.49	1.72	6.461	356	63.18	735
7/1 Hybrid Arm IO	648	476,231,905.10	30.64	6.375	356	68.28	740
7/1 MO Hybrid Arm	5	1,684,008.40	0.11	6.002	358	51.73	726
7/1 MO Hybrid Arm IO	55	47,890,211.52	3.08	5.896	358	59.03	755
7/6 Hybrid Arm IO	55	57,834,496.00	3.72	6.416	358	68.34	731
Reg Arm IO	7	4,645,048.84	0.30	6.426	345	63.29	752
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Interest Only	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	1,973	$1,487,178,517.30	95.68%	6.277%	356	67.02%	744
Not Interest Only	119	67,192,034.40	4.32	6.322	359	66.54	749
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	1,821	$1,272,273,307.66	81.85%	6.304%	356	68.08%	745
6	3	3,972,754.00	0.26	6.614	356	70.45	736
12	48	59,315,197.04	3.82	6.667	352	64.81	722
24	5	4,894,600.00	0.31	6.692	358	74.50	723
36	103	102,852,162.15	6.62	6.130	357	62.59	742
48	11	17,010,471.23	1.09	5.653	358	58.17	758
60	101	94,052,059.62	6.05	5.946	358	59.71	750
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Lien	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Documentation Type	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Full Documentation	1,873	$1,348,245,320.44	86.74%	6.239%	356	67.49%	743
No Ratio Documentation	11	9,027,575.33	0.58	6.478	352	62.94	745
Stated Documentation	203	195,308,298.49	12.57	6.547	358	63.77	750
Streamline Documentation	5	1,789,357.44	0.12	6.321	359	71.11	744
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Loan Purpose	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	548	$422,101,369.80	27.16%	6.292%	356	63.26%	739
Purchase	1,211	846,441,886.34	54.46	6.287	357	71.71	747
Rate/Term Refinance	333	285,827,295.56	18.39	6.239	355	58.59	742
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Property Type	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	368	$185,474,121.23	11.93%	6.264%	355	70.81%	746
Condominium Detached	1	165,950.00	0.01	6.750	359	80.00	780
Condotel	18	13,816,951.29	0.89	6.360	358	70.36	738
Cooperative	39	30,393,344.15	1.96	6.118	358	59.62	755
PUD Attached	81	30,180,896.86	1.94	6.314	355	73.39	746
PUD Detached	429	302,144,753.95	19.44	6.252	356	68.56	748
Single Family Detached	1,046	910,409,813.52	58.57	6.287	356	65.42	742
Townhouse	25	14,296,320.35	0.92	6.346	358	70.71	720
Two-Four Family	85	67,488,400.35	4.34	6.359	358	69.89	753
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Occupancy Status	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investor	508	$181,899,324.36	11.70%	6.392%	357	72.55%	748
Primary	1,266	1,104,081,324.72	71.03	6.268	356	66.33	744
Second Home	318	268,389,902.62	17.27	6.250	355	66.00	741
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Originator	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Countrywide (Correspondent)	1	$9,999,999.00	0.64%	6.875%	358	35.09%	695
First Republic Bank (Correspondent)	196	190,205,044.12	12.24	5.903	357	58.05	749
Other	1,750	1,289,171,968.54	82.94	6.335	356	68.58	743
Thornburg Mortgage Home Loans, Inc.(Retail)	145	64,993,540.04	4.18	6.181	350	66.74	756
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

State	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	6	$1,451,432.97	0.09%	6.338%	357	68.44%	737
Arizona	66	41,751,930.25	2.69	6.444	359	70.56	722
Arkansas	1	176,764.09	0.01	6.375	336	80.00	712
California	493	503,787,107.56	32.41	6.267	358	63.84	747
Colorado	212	168,606,809.45	10.85	6.236	356	64.15	746
Connecticut	20	22,332,451.58	1.44	6.341	357	72.24	749
Delaware	5	2,380,787.28	0.15	5.921	376	71.47	712
District of Columbia	5	7,287,723.75	0.47	6.258	358	75.55	748
Florida	222	112,145,832.39	7.21	6.320	354	69.37	744
Georgia	140	68,073,301.94	4.38	6.200	348	71.46	746
Hawaii	15	18,810,585.20	1.21	6.416	359	60.67	754
Idaho	6	3,645,400.00	0.23	6.168	358	70.89	734
Illinois	64	37,053,788.91	2.38	6.239	359	67.62	752
Indiana	2	1,737,766.63	0.11	6.266	356	80.00	712
Kansas	4	1,203,387.33	0.08	6.353	359	67.51	759
Kentucky	2	2,000,000.00	0.13	6.188	358	68.94	747
Louisiana	7	1,265,100.00	0.08	6.035	354	77.37	745
Maine	1	1,299,837.50	0.08	5.875	320	32.50	718
Maryland	20	13,268,941.94	0.85	6.297	358	70.11	748
Massachusetts	31	23,713,594.02	1.53	6.303	358	69.98	751
Michigan	2	793,140.13	0.05	6.251	346	84.45	740
Minnesota	58	26,956,786.83	1.73	6.229	358	73.53	755
Mississippi	1	153,600.00	0.01	5.250	349	80.00	816
Missouri	10	2,699,771.77	0.17	6.427	359	65.89	768
Montana	5	8,258,900.00	0.53	6.599	358	66.02	719
Nevada	25	20,293,012.98	1.31	6.366	358	67.85	752
New Jersey	88	63,287,139.16	4.07	6.314	354	72.10	740
New Mexico	51	25,518,538.11	1.64	6.208	353	72.69	752
New York	116	128,933,081.79	8.29	6.358	357	62.55	731
North Carolina	52	29,294,739.54	1.88	6.260	358	74.19	745
Ohio	3	791,183.64	0.05	6.304	400	79.21	746
Oklahoma	2	291,536.40	0.02	6.196	358	71.95	794
Oregon	22	9,549,866.64	0.61	6.280	358	71.28	763
Pennsylvania	59	46,148,222.04	2.97	6.186	357	70.43	739
South Carolina	61	31,246,749.83	2.01	6.221	354	69.25	734
Tennessee	18	9,753,135.86	0.63	6.349	341	73.28	730
Texas	27	16,567,771.19	1.07	6.247	358	72.42	735
Utah	36	27,823,809.52	1.79	6.244	356	68.38	750
Vermont	1	1,038,500.00	0.07	6.500	360	79.97	808
Virginia	56	32,384,211.14	2.08	6.186	351	71.16	751
Washington	73	39,265,304.01	2.53	6.358	360	72.57	746
Wisconsin	4	1,329,008.33	0.09	6.356	357	64.87	745
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000 - 1.499	7	$3,410,001.12	0.22%	5.829%	358	75.04%	726
1.500 - 1.999	1,977	1,433,516,226.53	92.22	6.252	356	67.26	746
2.000 - 2.499	44	77,358,053.75	4.98	6.828	358	59.84	708
2.500 - 2.999	63	37,786,270.30	2.43	6.273	358	71.90	759
3.000 - 3.499	1	2,300,000.00	0.15	5.875	352	54.76	676
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000 - 1.499	7	$3,836,501.12	0.25%	5.938%	358	74.07%	730
1.500 - 1.999	1,948	1,419,541,486.64	91.33	6.252	356	67.22	746
2.000 - 2.499	58	83,732,693.64	5.39	6.777	358	60.55	711
2.500 - 2.999	70	40,378,784.15	2.60	6.280	358	72.16	756
3.000 - 3.499	1	2,300,000.00	0.15	5.875	352	54.76	676
3.500 - 3.999	3	2,107,850.00	0.14	5.819	357	75.27	767
4.000 - 4.499	3	1,665,636.15	0.11	6.155	358	65.41	723
6.000 - 6.499	2	807,600.00	0.05	6.699	356	75.17	760
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
9.500 - 9.999	1	$714,167.25	0.05%	4.500%	330	71.42%	646
10.000 -10.499	12	7,251,597.49	0.47	5.332	355	75.59	756
10.500 -10.999	203	145,901,744.23	9.39	5.806	353	67.46	746
11.000 -11.499	1,058	727,767,096.87	46.82	6.214	355	69.15	747
11.500 -11.999	700	559,180,725.06	35.97	6.451	359	65.61	744
12.000 -12.499	111	98,076,065.80	6.31	6.526	358	59.94	728
12.500 -12.999	2	3,097,500.00	0.20	7.409	360	58.65	729
13.000 -13.499	2	5,559,700.00	0.36	6.535	353	60.76	596
14.500 -14.999	1	1,447,000.00	0.09	7.000	328	37.10	759
16.500 -16.999	1	374,955.00	0.02	5.875	356	79.79	781
17.500 -17.999	1	5,000,000.00	0.32	5.950	358	41.67	720
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.000	198	$191,226,124.37	12.30%	5.904%	357	58.16%	749
1.000	2	917,468.59	0.06	6.525	344	75.75	757
2.000	5	2,659,986.15	0.17	5.996	357	74.56	775
4.000	76	37,775,243.05	2.43	6.125	345	70.93	740
5.000	1,810	1,320,851,729.54	84.98	6.339	356	68.14	743
6.000	1	940,000.00	0.06	5.750	357	80.00	776
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.000	198	$191,226,124.37	12.30%	5.904%	357	58.16%	749
1.000	154	153,127,187.89	9.85	6.377	358	69.03	737
2.000	1,740	1,210,017,239.44	77.85	6.326	356	68.14	744
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Next Rate Change Date	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
07/01/06	4	$1,813,080.25	0.12%	6.388%	355	76.93%	748
10/01/06	1	1,447,000.00	0.09	7.000	328	37.10	759
11/01/06	1	387,468.59	0.02	5.875	329	80.00	751
12/01/06	1	714,167.25	0.05	4.500	330	71.42	646
02/01/07	1	997,500.00	0.06	5.875	356	70.00	752
07/01/08	1	303,200.00	0.02	5.250	349	79.81	782
08/01/08	3	1,609,198.32	0.10	5.583	350	74.94	766
12/01/08	1	132,000.00	0.01	5.500	354	74.16	652
01/01/09	3	1,326,400.00	0.09	5.969	355	72.45	695
02/01/09	8	5,348,006.59	0.34	5.857	328	59.63	731
03/01/09	23	9,453,233.83	0.61	6.071	347	73.87	758
04/01/09	30	17,028,720.48	1.10	6.245	347	72.71	735
05/01/09	8	3,765,852.73	0.24	6.604	359	73.55	768
06/01/09	3	1,152,500.00	0.07	6.403	360	55.89	742
05/01/10	1	276,421.00	0.02	5.500	347	90.00	682
07/01/10	1	153,600.00	0.01	5.250	349	80.00	816
08/01/10	2	691,200.00	0.04	5.479	350	80.00	686
09/01/10	3	797,800.00	0.05	5.804	351	81.20	659
10/01/10	3	3,400,000.00	0.22	5.754	352	55.52	688
11/01/10	2	884,000.00	0.06	5.599	353	40.30	707
12/01/10	8	4,641,400.00	0.30	6.028	354	68.73	729
01/01/11	5	1,546,786.39	0.10	6.008	355	75.21	757
02/01/11	58	26,259,306.30	1.69	6.009	337	73.57	746
03/01/11	123	88,043,949.71	5.66	6.017	352	64.64	751
04/01/11	77	61,683,363.90	3.97	6.342	355	62.91	734
05/01/11	51	33,551,738.99	2.16	6.231	360	67.85	761
06/01/11	35	24,830,364.62	1.60	6.278	360	66.18	748
09/01/12	1	1,000,000.00	0.06	6.000	351	38.07	701
10/01/12	2	482,482.72	0.03	5.630	352	67.58	781
11/01/12	2	457,742.83	0.03	5.870	353	86.43	708
12/01/12	4	6,869,700.00	0.44	6.369	354	68.53	632
01/01/13	6	3,299,897.99	0.21	6.505	355	72.05	699
02/01/13	46	30,703,457.68	1.98	6.092	349	73.40	745
03/01/13	183	120,497,132.22	7.75	6.196	354	69.59	736
04/01/13	282	214,760,990.20	13.82	6.312	357	66.76	739
05/01/13	213	188,826,936.87	12.15	6.471	359	66.08	744
06/01/13	63	43,544,875.00	2.80	6.546	360	64.42	751
08/01/15	1	599,200.00	0.04	5.625	350	80.00	757
09/01/15	2	1,479,963.05	0.10	5.875	351	73.45	709
12/01/15	3	2,461,000.00	0.16	5.863	347	66.40	748
01/01/16	12	6,366,112.26	0.41	6.095	355	74.48	741
02/01/16	37	18,104,831.49	1.16	6.143	349	74.74	763
03/01/16	197	161,921,053.91	10.42	6.133	356	67.16	750
04/01/16	273	205,614,203.04	13.23	6.262	357	65.87	747
05/01/16	229	183,000,087.49	11.77	6.412	360	67.25	745
06/01/16	79	72,142,626.00	4.64	6.392	360	66.06	748
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Servicer	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Colonial Savings, F.A.	54	$41,518,205.84	2.67%	6.236%	373	67.28%	736
Countrywide	1	9,999,999.00	0.64	6.875	358	35.09	695
First Horizon Home Loans	2	3,017,600.00	0.19	7.482	360	61.04	725
First Republic Bank	196	190,205,044.12	12.24	5.903	357	58.05	749
Los Alamos National Bank	2	1,407,523.54	0.09	6.075	357	65.33	773
Mellon Trust of New England, N.A.	31	23,639,835.00	1.52	6.511	359	63.60	738
Thornburg Mortgage Home Loans, Inc.	1,806	1,284,582,344.20	82.64	6.325	355	68.65	744
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	119	$67,192,034.40	4.32%	6.322%	359	66.54%	749
36	8	3,767,177.98	0.24	5.966	341	72.30	760
60	40	33,317,860.00	2.14	6.448	358	61.25	720
84	97	80,518,632.11	5.18	6.402	358	65.35	736
104	1	800,000.00	0.05	5.875	341	74.42	721
105	1	1,154,000.00	0.07	5.750	340	80.00	731
120	1,826	1,367,620,847.21	87.99	6.267	356	67.23	745
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Remaining IO Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	122	$68,726,034.40	4.42%	6.314%	358	66.49%	749
1- 60	46	35,934,950.41	2.31	6.416	357	62.42	723
61-120	1,924	1,449,709,566.89	93.27	6.274	356	67.14	744
Total	2,092	$1,554,370,551.70	100.00%	6.279%	356	67.00%	744

Group 1 Mortgage Loans
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$292,238,259	$42,750	$9,999,999
Average Scheduled Principal Balance	$639,471
Number of Mortgage Loans	457

Weighted Average Gross Coupon	6.145%	4.500%	7.125%
Weighted Average FICO Score	745	550	816
Weighted Average Original LTV	66.50%	19.30%	100.00%
Weighted Average Total Effective LTV	66.26%	19.30%	95.00%

Weighted Average Original Term	360 months	300 months	480 months
Weighted Average Stated Remaining Term	352 months	244 months	479 months
Weighted Average Seasoning	8 months	0 months	57 months

Weighted Average Gross Margin	1.912%	1.000%	3.250%
Weighted Average Minimum Interest Rate	1.950%	1.000%	6.125%
Weighted Average Maximum Interest Rate	11.338%	9.500%	16.750%
Weighted Average Initial Rate Cap	4.803%	1.000%	6.000%
Weighted Average Subsequent Rate Cap	1.923%	1.000%	2.000%
Weighted Average Months to Roll	53 months	1 month	60 months
Weighted Average Prepay Term	35 months	6 months	60 months
Weighted Average Prepay Remaining Term	36 months	4 months	58 months

Maturity Date		Oct 1 2026	May 1 2046
Maximum Zip Code Concentration	3.42%	93013

ARM	100.00%

3/1 Hybrid Arm	1.32%
3/1 Hybrid Arm IO	10.41%
3/1 MO Hybrid Arm IO	0.43%
3/6 Hybrid Arm IO	1.81%
5/1 Hybrid Arm	2.05%
5/1 Hybrid Arm IO	63.65%
5/1 MO Hybrid Arm	0.34%
5/1 MO Hybrid Arm IO	14.07%
5/6 Hybrid Arm IO	4.33%
Reg Arm IO	1.59%

Interest Only	96.28%
Not Interest Only	3.72%

Prepay Penalty: 0 months	82.13%
Prepay Penalty: 6 months	0.76%
Prepay Penalty: 12 months	2.08%
Prepay Penalty: 24 months	0.72%
Prepay Penalty: 36 months	8.39%
Prepay Penalty: 48 months	5.82%
Prepay Penalty: 60 months	0.10%

First Lien	100.00%

Full Documentation	85.37%
No Ratio Documentation	1.08%
Stated Documentation	13.49%
Streamline Documentation	0.06%

Cash Out Refinance	29.00%
Purchase	50.75%
Rate/Term Refinance	20.25%

Condominium	15.41%
Condotel	0.10%
Cooperative	2.34%
PUD Attached	2.27%
PUD Detached	21.43%
Single Family Detached	54.46%
Townhouse	0.66%
Two-Four Family	3.33%

Investor	20.09%
Primary	64.67%
Second Home	15.24%

Top 5 States:
California	29.18%
Colorado	12.70%
Florida	11.73%
Georgia	5.05%
New York	4.62%

Top 10 Zips:
93013	3.42%
94109	1.69%
81615	1.54%
81435	1.47%
92663	1.46%
95391	1.43%
80121	1.41%
80113	1.36%
32137	1.28%
32541	1.23%

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 100,000.00	6	$469,036.39	0.16%	6.150%	357	73.65%	747
100,000.01 - 200,000.00	88	13,687,296.08	4.68	6.213	352	75.81	754
200,000.01 - 300,000.00	71	17,829,892.96	6.10	6.218	350	77.21	752
300,000.01 - 400,000.00	56	19,746,823.66	6.76	6.161	346	74.70	740
400,000.01 - 500,000.00	46	20,894,165.39	7.15	6.152	353	72.38	745
500,000.01 - 600,000.00	30	16,566,057.12	5.67	6.163	350	70.09	759
600,000.01 - 700,000.00	36	23,191,905.30	7.94	6.218	356	69.30	752
700,000.01 - 800,000.00	24	18,127,604.60	6.20	6.166	350	75.07	736
800,000.01 - 900,000.00	10	8,681,759.66	2.97	6.025	342	69.51	722
900,000.01 - 1,000,000.00	20	19,295,323.14	6.60	5.980	347	67.71	747
1,000,000.01 - 1,100,000.00	12	12,852,441.00	4.40	6.093	351	55.69	753
1,100,000.01 - 1,200,000.00	4	4,674,156.50	1.60	6.154	358	68.13	755
1,200,000.01 - 1,300,000.00	6	7,619,852.43	2.61	5.912	341	56.65	729
1,300,000.01 - 1,400,000.00	5	6,805,000.00	2.33	6.201	355	72.97	766
1,400,000.01 - 1,500,000.00	3	4,409,490.00	1.51	6.061	347	56.67	772
1,500,000.01 - 1,600,000.00	4	6,188,200.00	2.12	6.033	358	56.90	745
1,600,000.01 - 1,700,000.00	2	3,334,500.00	1.14	6.249	342	54.75	791
1,700,000.01 - 1,800,000.00	5	8,747,500.00	2.99	6.103	359	61.77	723
1,800,000.01 - 1,900,000.00	7	13,003,786.72	4.45	6.104	357	66.04	764
1,900,000.01 - 2,000,000.00	7	13,967,449.00	4.78	6.007	355	63.22	735
2,200,000.01 - 2,300,000.00	2	4,550,000.00	1.56	5.999	355	64.77	736
2,300,000.01 - 2,400,000.00	2	4,629,750.00	1.58	6.187	358	75.00	711
2,400,000.01 - 2,500,000.00	1	2,475,000.00	0.85	5.950	360	55.00	699
2,500,000.01 - 2,600,000.00	1	2,600,000.00	0.89	6.375	334	65.00	702
2,600,000.01 - 2,700,000.00	1	2,650,000.00	0.91	6.125	357	63.10	722
2,900,000.01 - 3,000,000.00	1	3,000,000.00	1.03	6.250	358	50.00	685
3,300,000.01 - 3,400,000.00	2	6,716,670.00	2.30	6.406	358	63.27	776
3,400,000.01 - 3,500,000.00	1	3,500,000.00	1.20	5.400	357	50.00	778
3,700,000.01 - 3,800,000.00	2	7,524,600.00	2.57	5.936	345	67.85	755
4,400,000.01 - 4,500,000.00	1	4,500,000.00	1.54	6.125	358	45.00	788
9,900,000.01 - 10,000,000.00	1	9,999,999.00	3.42	6.875	358	35.09	695
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
4.500 - 4.999	1	$714,167.25	0.24%	4.500%	330	71.42%	646
5.000 - 5.499	10	8,332,298.32	2.85	5.392	355	60.25	768
5.500 - 5.999	120	90,014,012.44	30.80	5.768	349	63.77	745
6.000 - 6.499	231	131,441,635.30	44.98	6.188	351	69.24	746
6.500 - 6.999	82	50,818,645.64	17.39	6.662	358	65.42	737
7.000 - 7.499	13	10,917,500.00	3.74	7.009	354	65.38	761
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

FICO	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
550-574	1	$973,651.96	0.33%	6.125%	318	78.00%	550
600-624	1	596,000.00	0.20	5.875	351	80.00	624
625-649	9	6,598,685.97	2.26	5.784	349	59.46	637
650-674	15	6,489,250.72	2.22	5.996	347	70.16	668
675-699	45	43,058,914.20	14.73	6.330	355	59.06	689
700-724	58	35,062,885.30	12.00	6.193	354	68.93	714
725-749	74	48,681,768.90	16.66	6.136	351	69.00	739
750-774	92	55,713,420.90	19.06	6.202	351	68.37	764
775-799	129	79,803,723.52	27.31	6.038	352	66.19	786
800-824	32	14,659,957.48	5.02	6.136	351	69.71	808
None	1	600,000.00	0.21	5.900	360	48.98	0
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Effective LTV (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	42	$47,653,807.29	16.31%	6.167%	353	37.43%	746
50.00- 54.99	14	16,220,473.74	5.55	5.907	358	51.77	707
55.00- 59.99	16	13,841,365.47	4.74	5.904	352	57.62	746
60.00- 64.99	27	23,946,992.86	8.19	6.256	352	64.83	763
65.00- 69.99	22	27,275,614.25	9.33	6.119	350	67.52	754
70.00- 74.99	66	41,971,994.00	14.36	6.196	348	72.02	745
75.00- 79.99	97	52,751,802.91	18.05	6.209	353	76.91	744
80.00	154	63,658,617.60	21.78	6.128	353	80.00	744
80.01- 84.99	1	164,880.00	0.06	6.250	357	80.74	767
85.00- 89.99	6	1,365,056.28	0.47	5.968	326	89.04	758
90.00- 94.99	10	2,964,205.17	1.01	6.150	353	90.82	726
95.00- 99.99	2	423,449.38	0.14	6.089	311	95.00	787
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Original LTV (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	42	$47,653,807.29	16.31%	6.167%	353	37.43%	746
50.00- 54.99	14	16,220,473.74	5.55	5.907	358	51.77	707
55.00- 59.99	16	13,841,365.47	4.74	5.904	352	57.62	746
60.00- 64.99	26	22,046,992.86	7.54	6.299	352	61.80	760
65.00- 69.99	21	26,845,993.63	9.19	6.111	349	67.41	754
70.00- 74.99	67	42,401,614.62	14.51	6.201	348	72.05	745
75.00- 79.99	97	52,751,802.91	18.05	6.209	353	76.91	744
80.00	154	63,658,617.60	21.78	6.128	353	80.00	744
80.01- 84.99	1	164,880.00	0.06	6.250	357	80.74	767
85.00- 89.99	6	1,365,056.28	0.47	5.968	326	89.04	758
90.00- 94.99	10	2,964,205.17	1.01	6.150	353	90.82	726
95.00- 99.99	2	423,449.38	0.14	6.089	311	95.00	787
100.00	1	1,900,000.00	0.65	5.750	358	100.00	792
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Effective LTV Over 80	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	438	$287,320,668.12	98.32%	6.146%	352	66.09%	745
LTV > 80 GEMICO	4	1,400,711.00	0.48	6.227	355	90.00	740
LTV > 80 No MI	2	532,154.64	0.18	5.991	332	87.12	794
LTV > 80 PMI	2	481,191.51	0.16	5.796	351	93.13	734
LTV > 80 Radian	7	1,843,583.68	0.63	6.173	338	91.43	745
LTV > 80 Republic	2	300,950.00	0.10	6.125	295	87.98	724
LTV > 80 United Guaranty	2	359,000.00	0.12	5.744	352	89.20	675
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Original Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
300	2	$366,386.55	0.13%	6.125%	246	83.99%	724
327	1	1,299,764.93	0.44	5.500	324	51.99	684
335	1	2,000,000.00	0.68	5.850	332	43.48	742
360	449	287,175,741.07	98.27	6.150	352	66.72	745
480	4	1,396,366.40	0.48	6.229	478	61.40	734
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Stated Remaining Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
241-300	2	$366,386.55	0.13%	6.125%	246	83.99%	724
301-360	451	290,475,506.00	99.40	6.145	351	66.50	745
361+	4	1,396,366.40	0.48	6.229	478	61.40	734
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	49	$35,852,735.27	12.27%	6.108%	344	66.96%	753
20.01 -25.00	52	28,491,675.26	9.75	6.241	353	69.04	743
25.01 -30.00	51	37,873,799.61	12.96	6.050	351	64.04	746
30.01 -35.00	90	69,356,693.95	23.73	6.174	353	61.53	740
35.01 -40.00	122	62,817,316.41	21.50	6.202	354	71.06	744
40.01 -45.00	56	30,358,445.63	10.39	6.069	357	69.49	746
45.01 -50.00	26	17,028,616.12	5.83	6.155	351	68.84	738
50.01 -55.00	2	3,250,000.00	1.11	5.596	357	52.77	777
55.01 -60.00	2	1,461,131.08	0.50	6.182	342	58.52	752
60.01+	2	879,245.62	0.30	6.561	360	69.00	772
None	5	4,868,600.00	1.67	6.166	347	63.38	757
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

FRM/ARM	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Product	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
3/1 Hybrid Arm	7	$3,866,517.02	1.32%	5.993%	359	68.36%	762
3/1 Hybrid Arm IO	68	30,423,013.74	10.41	6.077	342	72.79	740
3/1 MO Hybrid Arm IO	2	1,265,400.00	0.43	6.141	359	59.73	746
3/6 Hybrid Arm IO	4	5,278,348.44	1.81	6.426	357	65.19	736
5/1 Hybrid Arm	16	6,001,008.62	2.05	6.136	352	72.84	755
5/1 Hybrid Arm IO	308	186,000,596.24	63.65	6.243	352	66.56	744
5/1 MO Hybrid Arm	1	996,701.23	0.34	5.500	357	58.82	776
5/1 MO Hybrid Arm IO	27	41,116,634.93	14.07	5.690	355	59.64	749
5/6 Hybrid Arm IO	17	12,644,989.89	4.33	6.233	357	72.18	753
Reg Arm IO	7	4,645,048.84	1.59	6.426	345	63.29	752
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Interest Only	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	433	$281,374,032.08	96.28%	6.150%	352	66.36%	744
Not Interest Only	24	10,864,226.87	3.72	6.027	355	69.96	759
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	413	$240,007,494.62	82.13%	6.203%	352	67.29%	744
6	2	2,211,930.00	0.76	6.406	355	70.81	787
12	9	6,070,078.17	2.08	6.036	321	68.29	730
24	2	2,117,100.00	0.72	6.699	358	76.10	706
36	18	24,528,464.93	8.39	5.870	352	62.75	749
48	11	17,010,471.23	5.82	5.653	358	58.17	758
60	2	292,720.00	0.10	6.150	356	73.32	783
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Lien	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Documentation Type	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Full Documentation	403	$249,483,286.61	85.37%	6.090%	351	66.22%	743
No Ratio Documentation	3	3,154,000.00	1.08	6.329	340	64.55	761
Stated Documentation	50	39,423,972.34	13.49	6.479	358	68.37	756
Streamline Documentation	1	177,000.00	0.06	6.375	360	77.63	742
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Loan Purpose	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	108	$84,737,193.59	29.00%	6.122%	352	64.04%	743
Purchase	267	148,311,052.18	50.75	6.219	353	71.04	745
Rate/Term Refinance	82	59,190,013.18	20.25	5.994	348	58.63	747
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Property Type	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	104	$45,036,502.96	15.41%	6.093%	352	71.56%	754
Condotel	1	303,200.00	0.10	5.250	349	79.81	782
Cooperative	5	6,851,670.00	2.34	5.735	356	59.76	783
PUD Attached	20	6,630,571.74	2.27	6.135	348	74.05	759
PUD Detached	111	62,622,038.63	21.43	6.163	350	68.99	746
Single Family Detached	198	159,145,528.60	54.46	6.177	352	63.84	740
Townhouse	6	1,920,229.96	0.66	6.040	355	74.78	735
Two-Four Family	12	9,728,517.06	3.33	6.098	356	68.01	748
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Occupancy Status	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investor	158	$58,721,238.80	20.09%	6.309%	356	71.52%	742
Primary	240	188,987,283.86	64.67	6.120	351	64.64	745
Second Home	59	44,529,736.29	15.24	6.037	349	67.74	749
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Originator	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Countrywide (Correspondent)	1	$9,999,999.00	3.42%	6.875%	358	35.09%	695
First Republic Bank (Correspondent)	31	44,825,736.16	15.34	5.740	355	58.90	750
Other	377	214,064,471.11	73.25	6.193	352	69.30	745
Thornburg Mortgage Home Loans, Inc.(Retail)	48	23,348,052.68	7.99	6.169	346	68.79	755
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

State	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	4	$987,763.79	0.34%	6.373%	357	69.51%	737
Arizona	12	7,205,191.19	2.47	6.245	364	71.60	725
California	89	85,277,584.46	29.18	6.161	356	60.28	744
Colorado	42	37,104,358.17	12.70	6.144	351	60.26	751
Connecticut	5	5,463,324.87	1.87	5.996	352	71.91	752
Delaware	1	478,000.00	0.16	5.875	357	79.71	742
District of Columbia	1	1,000,000.00	0.34	6.250	357	80.00	689
Florida	69	34,290,851.43	11.73	6.128	349	69.20	739
Georgia	41	14,772,372.63	5.05	6.054	337	77.44	756
Idaho	1	2,325,000.00	0.80	6.000	358	75.00	723
Illinois	5	1,185,300.00	0.41	6.147	359	77.14	778
Indiana	1	757,772.63	0.26	6.125	357	80.00	736
Kansas	2	912,187.33	0.31	6.329	359	63.52	756
Kentucky	1	1,000,000.00	0.34	6.250	358	79.05	731
Louisiana	3	393,000.00	0.13	5.670	351	82.45	735
Maine	1	1,299,837.50	0.44	5.875	320	32.50	718
Maryland	7	4,053,870.00	1.39	6.283	363	76.15	740
Massachusetts	2	1,749,722.27	0.60	6.162	357	71.00	732
Michigan	2	793,140.13	0.27	6.251	346	84.45	740
Minnesota	14	5,196,273.13	1.78	6.114	357	79.01	753
Mississippi	1	153,600.00	0.05	5.250	349	80.00	816
Missouri	5	1,035,400.00	0.35	6.290	359	69.58	776
Montana	1	3,390,000.00	1.16	7.000	357	60.00	764
Nevada	6	4,224,464.62	1.45	6.228	356	70.49	754
New Jersey	16	7,809,610.39	2.67	6.146	346	75.62	751
New Mexico	10	6,258,700.00	2.14	6.194	349	71.31	757
New York	16	13,490,813.98	4.62	5.865	349	60.61	746
North Carolina	20	7,944,171.45	2.72	6.084	342	75.83	749
Oregon	5	2,020,187.39	0.69	6.136	357	65.17	788
Pennsylvania	8	4,201,215.92	1.44	6.280	357	75.16	759
South Carolina	16	10,163,399.78	3.48	6.084	352	64.47	722
Tennessee	5	4,041,806.52	1.38	6.299	333	67.14	722
Texas	8	2,284,977.00	0.78	6.142	338	74.80	760
Utah	6	3,600,743.64	1.23	6.173	344	72.60	745
Vermont	1	1,038,500.00	0.36	6.500	360	79.97	808
Virginia	17	9,093,663.19	3.11	6.102	352	73.38	740
Washington	12	4,944,647.21	1.69	6.249	371	75.30	725
Wisconsin	1	296,808.33	0.10	6.625	357	80.00	790
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000 - 1.499	3	$2,275,555.00	0.78%	5.828%	358	70.39%	736
1.500 - 1.999	434	268,097,103.55	91.74	6.122	351	67.49	747
2.000 - 2.499	6	13,861,624.25	4.74	6.712	358	43.96	714
2.500 - 2.999	13	5,703,976.15	1.95	6.078	355	77.62	762
3.000 - 3.499	1	2,300,000.00	0.79	5.875	352	54.76	676
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000 - 1.499	2	$1,539,555.00	0.53%	5.686%	358	65.80%	751
1.500 - 1.999	414	260,056,863.66	88.99	6.119	351	67.38	747
2.000 - 2.499	18	19,142,314.14	6.55	6.542	358	50.89	723
2.500 - 2.999	15	5,431,440.00	1.86	6.271	355	77.51	749
3.000 - 3.499	1	2,300,000.00	0.79	5.875	352	54.76	676
3.500 - 3.999	3	2,107,850.00	0.72	5.819	357	75.27	767
4.000 - 4.499	2	852,636.15	0.29	6.065	358	79.92	789
6.000 - 6.499	2	807,600.00	0.28	6.699	356	75.17	760
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
9.500 - 9.999	1	$714,167.25	0.24%	4.500%	330	71.42%	646
10.000 -10.499	6	2,294,798.32	0.79	5.315	351	77.15	758
10.500 -10.999	91	50,852,852.69	17.40	5.799	344	66.15	745
11.000 -11.499	235	135,343,717.99	46.31	6.159	351	68.52	747
11.500 -11.999	105	85,298,131.55	29.19	6.271	357	63.35	742
12.000 -12.499	16	13,612,636.15	4.66	6.699	358	70.05	756
13.000 -13.499	1	2,300,000.00	0.79	5.875	352	54.76	676
14.500 -14.999	1	1,447,000.00	0.50	7.000	328	37.10	759
16.500 -16.999	1	374,955.00	0.13	5.875	356	79.79	781
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.000	34	$46,108,816.41	15.78%	5.751%	355	59.45%	750
1.000	2	917,468.59	0.31	6.525	344	75.75	757
2.000	5	2,659,986.15	0.91	5.996	357	74.56	775
4.000	76	37,775,243.05	12.93	6.125	345	70.93	740
5.000	339	203,836,744.75	69.75	6.240	352	67.06	744
6.000	1	940,000.00	0.32	5.750	357	80.00	776
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.000	34	$46,108,816.41	15.78%	5.751%	355	59.45%	750
1.000	23	18,840,806.92	6.45	6.301	356	70.40	749
2.000	400	227,288,635.62	77.78	6.212	351	67.60	744
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Next Rate Change Date	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
07/01/06	4	$1,813,080.25	0.62%	6.388%	355	76.93%	748
10/01/06	1	1,447,000.00	0.50	7.000	328	37.10	759
11/01/06	1	387,468.59	0.13	5.875	329	80.00	751
12/01/06	1	714,167.25	0.24	4.500	330	71.42	646
02/01/07	1	997,500.00	0.34	5.875	356	70.00	752
07/01/08	1	303,200.00	0.10	5.250	349	79.81	782
08/01/08	3	1,609,198.32	0.55	5.583	350	74.94	766
12/01/08	1	132,000.00	0.05	5.500	354	74.16	652
01/01/09	3	1,326,400.00	0.45	5.969	355	72.45	695
02/01/09	8	5,348,006.59	1.83	5.857	328	59.63	731
03/01/09	23	9,453,233.83	3.23	6.071	347	73.87	758
04/01/09	30	17,028,720.48	5.83	6.245	347	72.71	735
05/01/09	8	3,765,852.73	1.29	6.604	359	73.55	768
06/01/09	3	1,152,500.00	0.39	6.403	360	55.89	742
05/01/10	1	276,421.00	0.09	5.500	347	90.00	682
07/01/10	1	153,600.00	0.05	5.250	349	80.00	816
08/01/10	2	691,200.00	0.24	5.479	350	80.00	686
09/01/10	3	797,800.00	0.27	5.804	351	81.20	659
10/01/10	3	3,400,000.00	1.16	5.754	352	55.52	688
11/01/10	2	884,000.00	0.30	5.599	353	40.30	707
12/01/10	8	4,641,400.00	1.59	6.028	354	68.73	729
01/01/11	5	1,546,786.39	0.53	6.008	355	75.21	757
02/01/11	58	26,259,306.30	8.99	6.009	337	73.57	746
03/01/11	123	88,043,949.71	30.13	6.017	352	64.64	751
04/01/11	77	61,683,363.90	21.11	6.342	355	62.91	734
05/01/11	51	33,551,738.99	11.48	6.231	360	67.85	761
06/01/11	35	$24,830,364.62	8.50	6.278	360	66.18	748
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Servicer	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Colonial Savings, F.A.	15	$11,509,366.96	3.94%	6.100%	372	65.89%	729
Countrywide	1	9,999,999.00	3.42	6.875	358	35.09	695
First Republic Bank	31	44,825,736.16	15.34	5.740	355	58.90	750
Los Alamos National Bank	1	565,000.00	0.19	6.000	357	72.44	773
Mellon Trust of New England, N.A.	3	2,610,000.00	0.89	6.206	359	65.86	746
Thornburg Mortgage Home Loans, Inc.	406	222,728,156.83	76.21	6.196	350	69.46	747
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	24	$10,864,226.87	3.72%	6.027%	355	69.96%	759
36	6	2,954,177.98	1.01	5.890	343	73.72	760
60	39	33,169,060.00	11.35	6.449	358	61.17	720
120	388	245,250,794.10	83.92	6.112	351	66.98	748
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Remaining IO Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	26	$12,014,226.87	4.11%	6.012%	351	69.73%	758
1- 60	43	34,973,237.98	11.97	6.421	358	62.02	722
61-120	388	245,250,794.10	83.92	6.112	351	66.98	748
Total	457	$292,238,258.95	100.00%	6.145%	352	66.50%	745

Group 2 Mortgage Loans
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$610,443,216	$75,000	$5,850,000
Average Scheduled Principal Balance	$761,151
Number of Mortgage Loans	802

Weighted Average Gross Coupon	6.344%	5.250%	7.500%
Weighted Average FICO Score	740	473	820
Weighted Average Original LTV	67.29%	11.18%	100.00%
Weighted Average Total Effective LTV	66.92%	11.18%	95.00%

Weighted Average Original Term	360 months	345 months	480 months
Weighted Average Stated Remaining Term	357 months	300 months	478 months
Weighted Average Seasoning	4 months	0 months	60 months

Weighted Average Gross Margin	1.927%	1.000%	2.750%
Weighted Average Minimum Interest Rate	1.931%	1.000%	4.250%
Weighted Average Maximum Interest Rate	11.431%	10.250%	13.000%
Weighted Average Initial Rate Cap	5.000%	5.000%	5.000%
Weighted Average Subsequent Rate Cap	1.885%	1.000%	2.000%
Weighted Average Months to Roll	82 months	75 months	84 months
Weighted Average Prepay Term	33 months	6 months	60 months
Weighted Average Prepay Remaining Term	32 months	4 months	60 months

Maturity Date		Jun 1 2031	Apr 1 2046
Maximum Zip Code Concentration	2.54%	81611

ARM	100.00%

7/1 Hybrid Arm	4.39%
7/1 Hybrid Arm IO	78.01%
7/1 MO Hybrid Arm	0.28%
7/1 MO Hybrid Arm IO	7.85%
7/6 Hybrid Arm IO	9.47%

Interest Only	95.33%
Not Interest Only	4.67%

Prepay Penalty: 0 months	81.06%
Prepay Penalty: 6 months	0.29%
Prepay Penalty: 12 months	6.54%
Prepay Penalty: 24 months	0.25%
Prepay Penalty: 36 months	7.15%
Prepay Penalty: 60 months	4.71%

First Lien	100.00%

Full Documentation	83.97%
No Ratio Documentation	0.57%
Stated Documentation	15.30%
Streamline Documentation	0.17%

Cash Out Refinance	27.04%
Purchase	53.71%
Rate/Term Refinance	19.25%

Condominium	12.00%
Condominium Detached	0.03%
Condotel	0.99%
Cooperative	1.16%
PUD Attached	2.57%
PUD Detached	22.72%
Single Family Detached	55.09%
Townhouse	1.37%
Two-Four Family	4.09%

Investor	11.54%
Primary	67.58%
Second Home	20.88%

Top 5 States:
California	25.51%
Colorado	10.94%
New York	9.69%
Florida	7.84%
New Jersey	5.04%

Top 10 Zips:
81611	2.54%
81435	1.89%
85253	1.77%
84060	1.74%
30327	1.55%
96753	1.03%
10021	1.01%
94027	0.96%
11545	0.93%
81657	0.91%

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 100,000.00	14	$1,278,784.00	0.21%	6.469%	359	70.69%	781
100,000.01 - 200,000.00	94	14,799,625.41	2.42	6.352	353	73.67	748
200,000.01 - 300,000.00	117	28,951,669.30	4.74	6.331	356	73.72	754
300,000.01 - 400,000.00	91	32,632,291.72	5.35	6.289	353	71.72	746
400,000.01 - 500,000.00	65	29,479,124.69	4.83	6.295	359	72.31	750
500,000.01 - 600,000.00	71	39,717,357.62	6.51	6.189	358	71.01	752
600,000.01 - 700,000.00	53	34,903,684.96	5.72	6.254	354	71.96	750
700,000.01 - 800,000.00	41	30,873,414.08	5.06	6.262	355	66.45	746
800,000.01 - 900,000.00	26	22,349,075.62	3.66	6.166	352	61.71	749
900,000.01 - 1,000,000.00	50	48,948,855.69	8.02	6.271	355	65.38	745
1,000,000.01 - 1,100,000.00	19	20,428,334.21	3.35	6.109	356	61.53	746
1,100,000.01 - 1,200,000.00	18	20,929,335.00	3.43	6.231	358	70.38	745
1,200,000.01 - 1,300,000.00	20	25,198,969.96	4.13	6.226	358	67.16	729
1,300,000.01 - 1,400,000.00	15	20,483,398.56	3.36	6.247	358	72.29	754
1,400,000.01 - 1,500,000.00	16	23,162,503.68	3.79	6.322	358	71.11	739
1,500,000.01 - 1,600,000.00	7	10,876,300.00	1.78	6.503	358	69.94	718
1,600,000.01 - 1,700,000.00	15	24,943,391.72	4.09	6.259	358	70.95	752
1,700,000.01 - 1,800,000.00	10	17,611,574.00	2.89	6.377	358	69.85	725
1,800,000.01 - 1,900,000.00	10	18,654,850.00	3.06	6.332	359	61.42	757
1,900,000.01 - 2,000,000.00	14	27,763,000.00	4.55	6.261	358	59.27	750
2,000,000.01 - 2,100,000.00	3	6,257,010.70	1.02	6.382	358	65.77	762
2,100,000.01 - 2,200,000.00	1	2,200,000.00	0.36	6.625	358	66.67	773
2,200,000.01 - 2,300,000.00	1	2,276,500.00	0.37	5.875	358	54.20	748
2,300,000.01 - 2,400,000.00	3	7,186,850.00	1.18	6.117	359	59.25	782
2,400,000.01 - 2,500,000.00	5	12,248,280.00	2.01	6.578	358	70.32	732
2,600,000.01 - 2,700,000.00	1	2,697,000.00	0.44	6.375	359	64.99	791
2,700,000.01 - 2,800,000.00	2	5,595,000.00	0.92	7.438	359	62.28	697
2,800,000.01 - 2,900,000.00	1	2,850,000.00	0.47	5.750	354	69.51	708
2,900,000.01 - 3,000,000.00	3	9,000,000.00	1.47	6.542	358	62.90	711
3,000,000.01 - 3,100,000.00	1	3,055,000.00	0.50	6.750	359	65.00	717
3,100,000.01 - 3,200,000.00	1	3,168,900.00	0.52	6.500	359	63.00	655
3,200,000.01 - 3,300,000.00	1	3,259,700.00	0.53	7.000	354	65.00	540
3,400,000.01 - 3,500,000.00	1	3,493,750.00	0.57	6.375	359	65.00	673
3,500,000.01 - 3,600,000.00	1	3,564,900.00	0.58	6.500	359	69.90	746
3,600,000.01 - 3,700,000.00	1	3,700,000.00	0.61	6.750	359	61.67	753
3,700,000.01 - 3,800,000.00	1	3,705,000.00	0.61	6.875	360	65.00	765
3,900,000.01 - 4,000,000.00	2	8,000,000.00	1.31	6.313	358	64.15	697
4,200,000.01 - 4,300,000.00	1	4,246,684.59	0.70	7.250	359	50.00	681
4,300,000.01 - 4,400,000.00	1	4,400,000.00	0.72	6.500	358	44.00	743
4,400,000.01 - 4,500,000.00	2	8,978,100.00	1.47	6.875	358	64.59	661
5,200,000.01 - 5,300,000.00	1	5,225,000.00	0.86	7.375	358	55.00	657
5,400,000.01 - 5,500,000.00	1	5,500,000.00	0.90	6.875	359	50.00	755
5,800,000.01 - 5,900,000.00	1	5,850,000.00	0.96	7.250	359	60.00	671
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.000 - 5.499	2	$1,908,000.00	0.31%	5.283%	358	72.66%	793
5.500 - 5.999	104	86,405,407.39	14.15	5.817	357	63.45	748
6.000 - 6.499	441	292,361,406.11	47.89	6.216	355	68.83	746
6.500 - 6.999	243	202,487,517.42	33.17	6.643	358	67.62	737
7.000 - 7.499	11	24,480,884.59	4.01	7.229	358	60.17	663
7.500 - 7.999	1	2,800,000.00	0.46	7.500	360	59.57	722
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

FICO	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
400-499	1	$130,000.00	0.02%	6.000%	323	74.29%	473
525-549	1	3,259,700.00	0.53	7.000	354	65.00	540
550-574	1	327,846.55	0.05	6.125	308	80.00	555
600-624	2	5,275,000.00	0.86	6.746	358	59.56	609
625-649	9	8,729,488.00	1.43	6.122	358	48.92	642
650-674	29	41,814,062.92	6.85	6.726	358	65.16	666
675-699	79	56,972,205.31	9.33	6.385	354	68.99	688
700-724	117	102,289,124.13	16.76	6.352	357	67.81	712
725-749	113	80,915,288.30	13.26	6.329	357	68.92	739
750-774	197	155,078,150.60	25.40	6.319	357	67.98	763
775-799	200	128,330,947.39	21.02	6.247	357	67.04	787
800-824	53	27,321,402.31	4.48	6.214	356	65.01	804
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Effective LTV (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	78	$64,062,624.21	10.49%	6.209%	357	35.93%	743
50.00- 54.99	39	46,065,740.42	7.55	6.390	357	52.01	735
55.00- 59.99	40	39,502,433.45	6.47	6.452	357	60.88	748
60.00- 64.99	52	63,557,515.55	10.41	6.470	357	62.21	730
65.00- 69.99	73	74,254,016.78	12.16	6.436	356	67.05	730
70.00- 74.99	92	70,195,510.26	11.50	6.261	357	71.91	741
75.00- 79.99	144	101,531,141.51	16.63	6.362	357	76.73	738
80.00	268	146,557,899.49	24.01	6.295	357	80.36	748
85.00- 89.99	4	1,077,832.58	0.18	5.806	340	87.97	737
90.00- 94.99	11	3,466,551.26	0.57	6.190	353	90.94	740
95.00- 99.99	1	171,950.00	0.03	6.500	317	95.00	685
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Original LTV (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	78	$64,062,624.21	10.49%	6.209%	357	35.93%	743
50.00- 54.99	39	46,065,740.42	7.55	6.390	357	52.01	735
55.00- 59.99	39	35,502,433.45	5.82	6.460	357	57.01	747
60.00- 64.99	52	63,557,515.55	10.41	6.470	357	62.21	730
65.00- 69.99	72	74,123,316.78	12.14	6.436	356	67.01	730
70.00- 74.99	88	69,491,254.46	11.38	6.259	357	71.64	742
75.00- 79.99	144	101,531,141.51	16.63	6.362	357	76.73	738
80.00	262	143,927,843.49	23.58	6.295	357	80.00	747
85.00- 89.99	4	1,077,832.58	0.18	5.806	340	87.97	737
90.00- 94.99	12	3,597,251.26	0.59	6.197	353	90.90	737
95.00- 99.99	3	4,443,649.80	0.73	6.403	355	95.22	750
100.00	9	3,062,612.00	0.50	6.285	358	100.00	755
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Effective LTV Over 80	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	786	$605,726,881.67	99.23%	6.346%	357	67.11%	740
LTV > 80 Commonwealth	1	233,800.00	0.04	5.625	353	92.59	705
LTV > 80 GEMICO	5	1,264,246.70	0.21	6.300	353	90.97	758
LTV > 80 MGIC	2	460,708.44	0.08	6.168	336	90.00	717
LTV > 80 Radian	6	1,494,578.70	0.24	6.084	340	90.41	721
LTV > 80 Republic	2	1,263,000.00	0.21	6.034	358	89.58	750
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Original Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
345	1	$800,000.00	0.13%	5.875%	341	74.42%	721
360	796	607,498,661.89	99.52	6.346	356	67.27	740
480	5	2,144,553.62	0.35	6.130	464	69.18	773
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Stated Remaining Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
241-300	1	$383,912.43	0.06%	6.375%	300	75.00%	694
301-360	796	607,914,749.46	99.59	6.345	356	67.28	740
361+	5	2,144,553.62	0.35	6.130	464	69.18	773
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	93	$76,571,438.64	12.54%	6.304%	356	64.23%	747
20.01 -25.00	80	62,208,757.68	10.19	6.320	354	64.74	754
25.01 -30.00	94	67,017,374.95	10.98	6.285	356	65.51	742
30.01 -35.00	139	96,667,617.79	15.84	6.324	358	68.47	738
35.01 -40.00	219	151,042,637.34	24.74	6.294	357	70.18	743
40.01 -45.00	118	110,483,521.31	18.10	6.500	358	66.45	722
45.01 -50.00	43	35,313,221.69	5.78	6.401	356	68.31	739
50.01 -55.00	4	2,426,199.99	0.40	5.905	348	78.39	733
55.01 -60.00	1	1,442,000.00	0.24	6.500	358	55.46	737
60.01+	3	2,678,000.00	0.44	6.316	359	67.17	792
None	8	4,592,446.12	0.75	6.298	358	69.09	734
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

FRM/ARM	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Product	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
7/1 Hybrid Arm	39	$26,802,594.49	4.39%	6.461%	356	63.18%	735
7/1 Hybrid Arm IO	648	476,231,905.10	78.01	6.375	356	68.28	740
7/1 MO Hybrid Arm	5	1,684,008.40	0.28	6.002	358	51.73	726
7/1 MO Hybrid Arm IO	55	47,890,211.52	7.85	5.896	358	59.03	755
7/6 Hybrid Arm IO	55	57,834,496.00	9.47	6.416	358	68.34	731
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Interest Only	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	758	$581,956,612.62	95.33%	6.340%	357	67.52%	740
Not Interest Only	44	28,486,602.89	4.67	6.434	356	62.51	734
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	703	$494,828,797.05	81.06%	6.336%	357	67.97%	741
6	1	1,760,824.00	0.29	6.875	358	70.00	671
12	25	39,944,043.67	6.54	6.751	356	64.01	721
24	1	1,537,500.00	0.25	7.000	359	75.00	760
36	40	43,640,129.16	7.15	6.284	358	63.03	738
60	32	28,731,921.63	4.71	5.945	358	66.11	755
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Lien	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Documentation Type	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Full Documentation	710	$512,564,006.08	83.97%	6.295%	356	68.14%	740
No Ratio Documentation	4	3,458,000.00	0.57	6.451	358	64.08	743
Stated Documentation	85	93,408,851.99	15.30	6.611	358	62.78	742
Streamline Documentation	3	1,012,357.44	0.17	6.279	359	66.22	724
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Loan Purpose	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	215	$165,053,650.49	27.04%	6.373%	356	62.93%	738
Purchase	458	327,894,610.44	53.71	6.351	357	71.84	742
Rate/Term Refinance	129	117,494,954.58	19.25	6.287	356	60.70	736
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Property Type	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	136	$73,226,349.41	12.00%	6.335%	356	69.11%	743
Condominium Detached	1	165,950.00	0.03	6.750	359	80.00	780
Condotel	9	6,045,583.68	0.99	6.292	358	77.53	780
Cooperative	9	7,067,055.50	1.16	6.253	358	70.08	755
PUD Attached	39	15,668,657.77	2.57	6.368	356	73.74	744
PUD Detached	185	138,677,291.21	22.72	6.248	356	69.56	747
Single Family Detached	385	336,275,910.50	55.09	6.374	357	65.25	736
Townhouse	9	8,369,290.39	1.37	6.437	358	68.06	711
Two-Four Family	29	24,947,127.05	4.09	6.502	358	69.15	742
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Occupancy Status	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investor	198	$70,448,583.88	11.54%	6.460%	357	73.59%	749
Primary	474	412,511,793.14	67.58	6.338	357	66.87	738
Second Home	130	127,482,838.49	20.88	6.302	357	65.15	741
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Originator	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Republic Bank (Correspondent)	60	$49,574,219.92	8.12%	5.899%	358	58.79%	754
Other	699	539,817,075.84	88.43	6.394	357	68.12	738
Thornburg Mortgage Home Loans, Inc.(Retail)	43	21,051,919.75	3.45	6.120	350	66.05	754
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

State	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Arizona	40	$26,172,762.00	4.29%	6.508%	358	71.35%	719
California	165	155,728,252.34	25.51	6.317	358	66.84	743
Colorado	87	66,776,983.42	10.94	6.226	356	59.66	741
Connecticut	6	7,183,500.00	1.18	6.528	359	75.03	719
Delaware	2	748,819.43	0.12	6.075	422	73.70	749
District of Columbia	2	5,000,000.00	0.82	6.275	358	74.91	770
Florida	89	47,838,665.95	7.84	6.421	357	67.40	747
Georgia	63	29,965,384.33	4.91	6.312	349	68.79	742
Hawaii	8	8,298,585.20	1.36	6.237	358	67.23	759
Idaho	2	283,400.00	0.05	6.456	358	76.49	767
Illinois	31	18,847,615.10	3.09	6.201	358	70.21	740
Indiana	1	979,994.00	0.16	6.375	356	80.00	694
Kansas	2	291,200.00	0.05	6.428	360	80.00	770
Louisiana	3	762,500.00	0.12	6.173	356	74.54	756
Maryland	10	7,495,071.94	1.23	6.355	355	65.00	744
Massachusetts	9	5,891,987.11	0.97	6.414	357	68.07	739
Minnesota	18	7,151,501.99	1.17	6.204	358	75.00	759
Missouri	3	1,102,700.00	0.18	6.659	359	61.67	788
Montana	4	4,868,900.00	0.80	6.319	359	70.21	687
Nevada	14	13,145,648.36	2.15	6.453	358	70.90	759
New Jersey	37	30,793,923.65	5.04	6.358	354	70.68	742
New Mexico	14	8,045,383.80	1.32	6.146	348	74.67	746
New York	38	59,178,483.02	9.69	6.580	358	58.55	719
North Carolina	17	12,920,276.18	2.12	6.374	354	79.75	753
Ohio	2	427,183.64	0.07	6.031	437	78.54	777
Oklahoma	1	107,105.00	0.02	6.750	360	80.00	800
Oregon	6	2,818,459.25	0.46	6.574	358	78.38	742
Pennsylvania	19	14,316,988.00	2.35	6.117	357	71.16	743
South Carolina	26	15,054,134.39	2.47	6.296	355	72.21	738
Tennessee	6	4,088,456.17	0.67	6.420	351	77.37	720
Texas	10	9,461,621.59	1.55	6.240	363	68.98	726
Utah	20	17,855,861.40	2.93	6.252	358	65.24	752
Virginia	17	11,281,917.40	1.85	6.261	349	73.81	741
Washington	30	15,559,950.85	2.55	6.378	360	72.36	750
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000 - 1.499	4	$1,134,446.12	0.19%	5.831%	359	84.36%	706
1.500 - 1.999	744	537,030,458.66	87.97	6.295	356	67.42	743
2.000 - 2.499	25	51,180,279.50	8.38	6.885	358	62.56	702
2.500 - 2.999	29	21,098,031.23	3.46	6.323	358	74.42	760
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.000 - 1.499	5	$2,296,946.12	0.38%	6.107%	358	79.62%	717
1.500 - 1.999	738	533,227,908.66	87.35	6.295	356	67.43	743
2.000 - 2.499	26	51,665,279.50	8.46	6.886	358	62.51	702
2.500 - 2.999	32	22,440,081.23	3.68	6.302	358	74.34	760
4.000 - 4.499	1	813,000.00	0.13	6.250	358	50.19	654
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10.000 -10.499	2	$1,908,000.00	0.31%	5.283%	358	72.66%	793
10.500 -10.999	66	50,642,599.48	8.30	5.813	357	67.60	743
11.000 -11.499	418	278,318,644.10	45.59	6.222	355	69.19	746
11.500 -11.999	281	238,250,325.33	39.03	6.520	358	66.11	740
12.000 -12.499	33	35,263,946.60	5.78	6.796	358	60.38	710
12.500 -12.999	1	2,800,000.00	0.46	7.500	360	59.57	722
13.000 -13.499	1	3,259,700.00	0.53	7.000	354	65.00	540
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.000	60	$49,574,219.92	8.12%	5.899%	358	58.79%	754
5.000	742	560,868,995.59	91.88	6.384	357	68.04	739
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.000	60	$49,574,219.92	8.12%	5.899%	358	58.79%	754
1.000	57	64,348,686.51	10.54	6.468	358	67.22	725
2.000	685	496,520,309.08	81.34	6.373	356	68.15	740
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Next Rate Change Date	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
09/01/12	1	$1,000,000.00	0.16%	6.000%	351	38.07%	701
10/01/12	2	482,482.72	0.08	5.630	352	67.58	781
11/01/12	2	457,742.83	0.07	5.870	353	86.43	708
12/01/12	4	6,869,700.00	1.13	6.369	354	68.53	632
01/01/13	6	3,299,897.99	0.54	6.505	355	72.05	699
02/01/13	46	30,703,457.68	5.03	6.092	349	73.40	745
03/01/13	183	120,497,132.22	19.74	6.196	354	69.59	736
04/01/13	282	214,760,990.20	35.18	6.312	357	66.76	739
05/01/13	213	188,826,936.87	30.93	6.471	359	66.08	744
06/01/13	63	43,544,875.00	7.13	6.546	360	64.42	751
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Servicer	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Colonial Savings, F.A.	20	$16,130,040.25	2.64%	6.255%	370	69.23%	734
First Horizon Home Loans	2	3,017,600.00	0.49	7.482	360	61.04	725
First Republic Bank	60	49,574,219.92	8.12	5.899	358	58.79	754
Los Alamos National Bank	1	842,523.54	0.14	6.125	357	60.57	773
Mellon Trust of New England, N.A.	9	8,238,000.00	1.35	6.586	360	69.37	750
Thornburg Mortgage Home Loans, Inc.	710	532,640,831.80	87.25	6.379	356	68.04	739
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Interest Only Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	44	$28,486,602.89	4.67%	6.434%	356	62.51%	734
36	1	384,000.00	0.06	6.375	322	54.86	724
60	1	148,800.00	0.02	6.250	338	80.00	762
84	97	80,518,632.11	13.19	6.402	358	65.35	736
104	1	800,000.00	0.13	5.875	341	74.42	721
120	658	500,105,180.51	81.92	6.331	357	67.87	741
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Remaining IO Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	45	$28,870,602.89	4.73%	6.433%	356	62.40%	734
1- 60	2	532,712.43	0.09	6.340	311	76.40	713
61-120	755	581,039,900.19	95.18	6.340	357	67.52	740
Total	802	$610,443,215.51	100.00%	6.344%	357	67.29%	740

Group 3 Mortgage Loans
As of the Cut-off Date

		Minimum	Maximum
Scheduled Principal Balance	$651,689,077	$50,000	$6,000,000
Average Scheduled Principal Balance	$782,340
Number of Mortgage Loans	833

Weighted Average Gross Coupon	6.278%	5.375%	7.250%
Weighted Average FICO Score	748	613	830
Weighted Average Original LTV	66.96%	8.21%	100.00%
Weighted Average Total Effective LTV	66.79%	8.21%	95.00%

Weighted Average Original Term	360 months	346 months	480 months
Weighted Average Stated Remaining Term	358 months	304 months	479 months
Weighted Average Seasoning	3 months	0 months	56 months

Weighted Average Gross Margin	1.892%	1.875%	2.500%
Weighted Average Minimum Interest Rate	1.895%	1.875%	2.750%
Weighted Average Maximum Interest Rate	11.471%	10.375%	17.900%
Weighted Average Initial Rate Cap	5.000%	5.000%	5.000%
Weighted Average Subsequent Rate Cap	1.874%	1.000%	2.000%
Weighted Average Months to Roll	118 months	110 months	120 months
Weighted Average Prepay Term	47 months	12 months	60 months
Weighted Average Prepay Remaining Term	45 months	8 months	60 months

Maturity Date		Oct 1 2031	May 1 2046
Maximum Zip Code Concentration	2.76%	90210

ARM	100.00%

10/1 Hybrid Arm	3.73%
10/1 Hybrid Arm IO	70.87%
10/1 MO Hybrid Arm	0.23%
10/1 MO Hybrid Arm IO	14.44%
10/6 Hybrid Arm	0.20%
10/6 Hybrid Arm IO	10.53%

Interest Only	95.73%
Not Interest Only	4.27%

Prepay Penalty: 0 months	82.47%
Prepay Penalty: 12 months	2.04%
Prepay Penalty: 24 months	0.19%
Prepay Penalty: 36 months	5.32%
Prepay Penalty: 60 months	9.98%

First Lien	100.00%

Full Documentation	89.95%
No Ratio Documentation	0.37%
Stated Documentation	9.59%
Streamline Documentation	0.09%

Cash Out Refinance	26.44%
Purchase	56.81%
Rate/Term Refinance	16.75%

Condominium	10.31%
Condotel	1.15%
Cooperative	2.53%
PUD Attached	1.21%
PUD Detached	15.47%
Single Family Detached	63.68%
Townhouse	0.61%
Two-Four Family	5.04%

Investor	8.09%
Primary	77.12%
Second Home	14.79%

Top 5 States:
California	40.32%
Colorado	9.93%
New York	8.63%
Florida	4.61%
Pennsylvania	4.24%

Top 10 Zips:
90210	2.76%
90266	2.66%
94114	1.15%
94118	1.07%
94010	1.00%
90402	0.94%
92657	0.92%
94133	0.87%
06830	0.84%
90265	0.81%

Current Principal Balance ($)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 - 100,000.00	11	$914,939.24	0.14%	6.487%	358	59.74%	771
100,000.01 - 200,000.00	97	15,556,324.03	2.39	6.435	356	73.02	757
200,000.01 - 300,000.00	99	25,465,252.59	3.91	6.356	355	67.70	766
300,000.01 - 400,000.00	59	20,808,359.30	3.19	6.311	353	70.33	747
400,000.01 - 500,000.00	86	40,073,780.17	6.15	6.265	356	66.82	749
500,000.01 - 600,000.00	76	41,899,093.53	6.43	6.256	358	70.65	738
600,000.01 - 700,000.00	55	35,871,405.35	5.50	6.303	358	67.88	746
700,000.01 - 800,000.00	56	42,282,449.46	6.49	6.215	357	70.37	751
800,000.01 - 900,000.00	35	29,965,008.41	4.60	6.211	358	69.12	738
900,000.01 - 1,000,000.00	51	49,917,442.73	7.66	6.287	358	63.50	753
1,000,000.01 - 1,100,000.00	37	39,895,500.00	6.12	6.168	358	63.14	753
1,100,000.01 - 1,200,000.00	16	18,667,760.66	2.86	6.239	357	73.25	745
1,200,000.01 - 1,300,000.00	13	16,590,999.08	2.55	6.197	357	65.82	746
1,300,000.01 - 1,400,000.00	29	39,331,988.66	6.04	6.278	358	71.45	745
1,400,000.01 - 1,500,000.00	39	57,290,768.26	8.79	6.269	361	66.48	737
1,500,000.01 - 1,600,000.00	10	15,548,020.00	2.39	6.287	358	72.70	777
1,600,000.01 - 1,700,000.00	7	11,634,931.93	1.79	6.289	358	66.24	781
1,700,000.01 - 1,800,000.00	7	12,285,000.00	1.89	6.348	359	72.23	760
1,800,000.01 - 1,900,000.00	7	13,032,313.38	2.00	6.221	359	68.23	765
1,900,000.01 - 2,000,000.00	13	25,742,150.00	3.95	6.278	358	66.94	738
2,100,000.01 - 2,200,000.00	1	2,150,000.00	0.33	5.750	358	100.00	697
2,300,000.01 - 2,400,000.00	5	11,783,965.47	1.81	6.550	359	70.88	767
2,400,000.01 - 2,500,000.00	2	5,000,000.00	0.77	6.238	358	57.29	737
2,500,000.01 - 2,600,000.00	4	10,274,000.00	1.58	6.563	359	55.19	714
2,700,000.01 - 2,800,000.00	2	5,501,200.00	0.84	6.375	358	66.75	709
2,800,000.01 - 2,900,000.00	1	2,850,000.00	0.44	6.125	357	65.52	754
2,900,000.01 - 3,000,000.00	3	8,940,000.00	1.37	5.883	357	57.74	770
3,200,000.01 - 3,300,000.00	1	3,300,000.00	0.51	7.250	359	41.25	672
3,400,000.01 - 3,500,000.00	1	3,500,000.00	0.54	6.750	358	56.45	660
3,500,000.01 - 3,600,000.00	1	3,542,499.99	0.54	6.125	357	65.00	677
3,600,000.01 - 3,700,000.00	1	3,650,000.00	0.56	5.875	360	60.83	735
3,700,000.01 - 3,800,000.00	1	3,750,000.00	0.58	6.000	357	60.98	787
3,800,000.01 - 3,900,000.00	1	3,834,000.00	0.59	6.250	360	64.98	702
3,900,000.01 - 4,000,000.00	1	4,000,000.00	0.61	6.500	358	62.50	803
4,900,000.01 - 5,000,000.00	3	15,000,000.00	2.30	6.358	359	52.19	750
5,800,000.01 - 5,900,000.00	1	5,839,925.00	0.90	6.375	357	58.40	752
6,900,000.01 - 6,000,000.00	1	6,000,000.00	0.92	6.375	358	60.00	767
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Current Gross Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
5.000 - 5.499	4	$3,048,799.17	0.47%	5.375%	357	76.24%	732
5.500 - 5.999	97	97,184,756.64	14.91	5.824	357	62.68	752
6.000 - 6.499	458	356,833,858.24	54.76	6.222	357	67.90	748
6.500 - 6.999	265	188,151,303.60	28.87	6.605	360	67.62	747
7.000 - 7.499	9	6,470,359.59	0.99	7.169	359	55.85	700
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

FICO	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
600-624	3	$1,906,300.00	0.29%	6.288%	354	52.56%	620
625-649	5	2,770,893.19	0.43	6.341	351	70.03	642
650-674	34	27,537,690.73	4.23	6.492	356	63.34	664
675-699	79	70,903,449.57	10.88	6.303	361	69.46	686
700-724	109	93,351,783.60	14.32	6.247	357	67.19	712
725-749	126	96,470,485.20	14.80	6.268	358	68.94	738
750-774	174	141,362,519.69	21.69	6.305	358	65.24	762
775-799	218	160,000,755.55	24.55	6.227	357	67.60	786
800-824	79	52,895,919.71	8.12	6.274	358	63.75	806
825-849	2	1,189,280.00	0.18	6.520	357	75.01	829
None	4	3,300,000.00	0.51	6.444	359	75.89	0
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Effective LTV (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	110	$88,644,524.34	13.60%	6.273%	358	38.83%	752
50.00- 54.99	38	32,960,750.51	5.06	6.295	361	52.60	736
55.00- 59.99	54	51,607,295.03	7.92	6.282	358	57.70	753
60.00- 64.99	52	67,203,441.80	10.31	6.261	361	62.12	743
65.00- 69.99	62	64,546,235.46	9.90	6.284	357	67.82	750
70.00- 74.99	87	77,117,388.75	11.83	6.288	357	71.47	747
75.00- 79.99	137	93,150,165.00	14.29	6.321	357	77.91	740
80.00	285	173,418,474.36	26.61	6.251	357	80.07	751
85.00- 89.99	1	149,568.76	0.02	6.250	330	89.96	708
90.00- 94.99	6	2,712,660.06	0.42	6.475	356	90.27	761
95.00- 99.99	1	178,573.17	0.03	6.250	316	95.00	706
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Original LTV (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01- 49.99	110	$88,644,524.34	13.60%	6.273%	358	38.83%	752
50.00- 54.99	38	32,960,750.51	5.06	6.295	361	52.60	736
55.00- 59.99	54	51,607,295.03	7.92	6.282	358	57.70	753
60.00- 64.99	52	67,203,441.80	10.31	6.261	361	62.12	743
65.00- 69.99	62	64,546,235.46	9.90	6.284	357	67.82	750
70.00- 74.99	87	77,117,388.75	11.83	6.288	357	71.47	747
75.00- 79.99	134	89,050,165.00	13.66	6.333	357	76.90	742
80.00	283	172,804,476.33	26.52	6.252	357	80.00	751
85.00- 89.99	1	149,568.76	0.02	6.250	330	89.96	708
90.00- 94.99	6	2,712,660.06	0.42	6.475	356	90.27	761
95.00- 99.99	1	178,573.17	0.03	6.250	316	95.00	706
100.00	5	4,713,998.03	0.72	6.078	358	100.00	711
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Effective LTV Over 80	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
LTV <= 80	825	$648,648,275.25	99.53%	6.278%	358	66.85%	748
LTV > 80 MGIC	3	1,834,893.59	0.28	6.449	358	90.00	755
LTV > 80 PMI	2	434,323.39	0.07	6.578	349	91.64	762
LTV > 80 Radian	3	771,585.01	0.12	6.385	342	91.16	750
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Original Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
346	1	$1,154,000.00	0.18%	5.750%	340	80.00%	731
360	829	648,256,890.09	99.47	6.278	357	66.95	748
480	3	2,278,187.15	0.35	6.645	479	62.15	710
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Stated Remaining Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
301-360	830	$649,410,890.09	99.65%	6.277%	357	66.98%	748
361+	3	2,278,187.15	0.35	6.645	479	62.15	710
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Debt Ratio (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.01 -20.00	106	$91,591,038.42	14.05%	6.279%	359	61.45%	751
20.01 -25.00	85	68,039,575.91	10.44	6.238	356	68.81	751
25.01 -30.00	101	78,977,864.21	12.12	6.359	357	63.50	744
30.01 -35.00	153	117,012,547.89	17.96	6.258	358	67.36	746
35.01 -40.00	201	157,337,953.64	24.14	6.273	357	70.52	750
40.01 -45.00	128	98,212,775.27	15.07	6.281	359	69.95	744
45.01 -50.00	37	27,262,473.12	4.18	6.232	358	65.33	744
50.01 -55.00	9	7,909,264.90	1.21	6.267	359	48.79	744
55.01 -60.00	4	1,222,100.00	0.19	6.344	358	53.20	778
60.01+	3	1,275,000.00	0.20	6.051	359	46.19	798
None	6	2,848,483.88	0.44	6.617	359	60.90	733
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

FRM/ARM	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
ARM	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Product	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10/1 Hybrid Arm	44	$24,324,600.47	3.73%	6.386%	364	69.56%	761
10/1 Hybrid Arm IO	611	461,875,326.15	70.87	6.329	357	68.33	748
10/1 MO Hybrid Arm	3	1,470,466.47	0.23	5.929	358	61.02	795
10/1 MO Hybrid Arm IO	101	94,072,621.57	14.44	5.982	358	57.15	746
10/6 Hybrid Arm	3	1,311,889.85	0.20	5.908	359	68.45	737
10/6 Hybrid Arm IO	71	68,634,172.73	10.53	6.323	358	70.38	744
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Interest Only	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Interest Only	782	$623,847,872.60	95.73%	6.276%	358	66.85%	747
Not Interest Only	51	27,841,204.64	4.27	6.322	363	69.33	760
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Prepayment Penalty Original Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	705	$537,437,015.99	82.47%	6.318%	358	68.53%	749
12	14	13,301,075.20	2.04	6.701	356	65.63	722
24	2	1,240,000.00	0.19	6.300	358	71.16	705
36	45	34,683,568.06	5.32	6.121	358	61.93	743
60	67	65,027,417.99	9.98	5.946	358	56.82	748
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Lien	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Lien	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Documentation Type	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Full Documentation	760	$586,198,027.75	89.95%	6.253%	358	67.47%	746
No Ratio Documentation	4	2,415,575.33	0.37	6.711	360	59.22	725
Stated Documentation	68	62,475,474.16	9.59	6.496	358	62.36	759
Streamline Documentation	1	600,000.00	0.09	6.375	359	77.42	777
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Loan Purpose	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Cash Out Refinance	225	$172,310,525.72	26.44%	6.297%	357	63.18%	739
Purchase	486	370,236,223.72	56.81	6.257	358	71.86	752
Rate/Term Refinance	122	109,142,327.80	16.75	6.319	357	56.30	747
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Property Type	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Condominium	128	$67,211,268.86	10.31%	6.302%	357	72.16%	745
Condotel	8	7,468,167.61	1.15	6.461	358	64.18	703
Cooperative	25	16,474,618.65	2.53	6.219	358	55.08	743
PUD Attached	22	7,881,667.35	1.21	6.357	358	72.12	739
PUD Detached	133	100,845,424.11	15.47	6.314	359	66.91	752
Single Family Detached	463	414,988,374.42	63.68	6.260	358	66.16	747
Townhouse	10	4,006,800.00	0.61	6.305	357	74.28	732
Two-Four Family	44	32,812,756.24	5.04	6.327	358	71.00	763
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Occupancy Status	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Investor	152	$52,729,501.68	8.09%	6.395%	358	72.29%	755
Primary	552	502,582,247.72	77.12	6.266	358	66.52	749
Second Home	129	96,377,327.84	14.79	6.279	357	66.32	738
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Originator	# of Loans	Current Principal Balance	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
First Republic Bank (Correspondent)	105	$95,805,088.04	14.70%	5.981%	358	57.27%	746
Other	674	535,290,421.59	82.14	6.333	358	68.76	747
Thornburg Mortgage Home Loans, Inc.(Retail)	54	20,593,567.61	3.16	6.257	355	65.14	759
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

State	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Alabama	2	$463,669.18	0.07%	6.264%	358	66.18%	737
Arizona	14	8,373,977.06	1.28	6.414	358	67.19	730
Arkansas	1	176,764.09	0.03	6.375	336	80.00	712
California	239	262,781,270.76	40.32	6.271	358	63.22	750
Colorado	83	64,725,467.86	9.93	6.298	358	71.03	748
Connecticut	9	9,685,626.71	1.49	6.396	357	70.35	769
Delaware	2	1,153,967.85	0.18	5.841	353	66.61	676
District of Columbia	2	1,287,723.75	0.20	6.198	358	74.56	706
Florida	64	30,016,315.01	4.61	6.378	356	72.70	746
Georgia	36	23,335,544.98	3.58	6.148	353	71.11	745
Hawaii	7	10,512,000.00	1.61	6.557	359	55.49	751
Idaho	3	1,037,000.00	0.16	6.467	359	60.15	748
Illinois	28	17,020,873.81	2.61	6.287	361	64.10	764
Kentucky	1	1,000,000.00	0.15	6.125	357	58.82	762
Louisiana	1	109,600.00	0.02	6.375	358	78.85	706
Maryland	3	1,720,000.00	0.26	6.076	356	78.11	780
Massachusetts	20	16,071,884.64	2.47	6.278	358	70.57	758
Minnesota	26	14,609,011.71	2.24	6.282	358	70.86	754
Missouri	2	561,671.77	0.09	6.225	358	67.39	715
Nevada	5	2,922,900.00	0.45	6.180	358	50.33	719
New Jersey	35	24,683,605.12	3.79	6.313	357	72.74	735
New Mexico	27	11,214,454.31	1.72	6.260	358	72.03	752
New York	62	56,263,784.79	8.63	6.242	357	67.23	740
North Carolina	15	8,430,291.91	1.29	6.250	379	64.12	729
Ohio	1	364,000.00	0.06	6.625	357	80.00	710
Oklahoma	1	184,431.40	0.03	5.875	357	67.27	791
Oregon	11	4,711,220.00	0.72	6.165	358	69.65	764
Pennsylvania	32	27,630,018.12	4.24	6.207	357	69.33	733
South Carolina	19	6,029,215.66	0.93	6.266	355	69.88	743
Tennessee	7	1,622,873.17	0.25	6.295	338	78.30	777
Texas	9	4,821,172.60	0.74	6.311	358	78.03	742
Utah	10	6,367,204.48	0.98	6.261	359	74.79	746
Virginia	22	12,008,630.55	1.84	6.179	354	66.98	768
Washington	31	18,760,705.95	2.88	6.371	358	72.03	747
Wisconsin	3	1,032,200.00	0.16	6.278	358	60.53	732
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Gross Margin (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.500 - 1.999	799	$628,388,664.32	96.42%	6.270%	358	67.02%	748
2.000 - 2.499	13	12,316,150.00	1.89	6.723	358	66.40	726
2.500 - 2.999	21	10,984,262.92	1.69	6.280	358	64.10	757
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Minimum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
1.500 - 1.999	796	$626,256,714.32	96.10%	6.271%	358	66.98%	748
2.000 - 2.499	14	12,925,100.00	1.98	6.689	358	67.04	727
2.500 - 2.999	23	12,507,262.92	1.92	6.245	358	65.91	752
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Maximum Interest Rate (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
10.000 -10.499	4	$3,048,799.17	0.47%	5.375%	357	76.24%	732
10.500 -10.999	46	44,406,292.06	6.81	5.805	357	68.80	752
11.000 -11.499	405	314,104,734.78	48.20	6.231	357	69.38	749
11.500 -11.999	314	235,632,268.18	36.16	6.447	359	65.93	749
12.000 -12.499	62	49,199,483.05	7.55	6.285	359	56.83	734
12.500 -12.999	1	297,500.00	0.05	6.550	359	50.00	791
17.500 -17.999	1	5,000,000.00	0.77	5.950	358	41.67	720
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.000	104	$95,543,088.04	14.66%	5.981%	358	57.21%	746
5.000	729	556,145,989.20	85.34	6.330	358	68.63	748
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
0.000	104	$95,543,088.04	14.66%	5.981%	358	57.21%	746
1.000	74	69,937,694.46	10.73	6.313	358	70.33	744
2.000	655	486,208,294.74	74.61	6.332	358	68.39	748
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Next Rate Change Date	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
08/01/15	1	$599,200.00	0.09%	5.625%	350	80.00%	757
09/01/15	2	1,479,963.05	0.23	5.875	351	73.45	709
12/01/15	3	2,461,000.00	0.38	5.863	347	66.40	748
01/01/16	12	6,366,112.26	0.98	6.095	355	74.48	741
02/01/16	37	18,104,831.49	2.78	6.143	349	74.74	763
03/01/16	197	161,921,053.91	24.85	6.133	356	67.16	750
04/01/16	273	205,614,203.04	31.55	6.262	357	65.87	747
05/01/16	229	183,000,087.49	28.08	6.412	360	67.25	745
06/01/16	79	72,142,626.00	11.07	6.392	360	66.06	748
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Servicer	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
Colonial Savings, F.A.	19	$13,878,798.63	2.13%	6.326%	378	66.16%	743
First Republic Bank	105	95,805,088.04	14.70	5.981	358	57.27	746
Mellon Trust of New England, N.A.	19	12,791,835.00	1.96	6.525	359	59.43	730
Thornburg Mortgage Home Loans, Inc.	690	529,213,355.57	81.21	6.325	357	68.92	748
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Interest Only Term	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	51	$27,841,204.64	4.27%	6.322%	363	69.33%	760
36	1	429,000.00	0.07	6.125	347	78.14	794
105	1	1,154,000.00	0.18	5.750	340	80.00	731
120	780	622,264,872.60	95.48	6.278	358	66.82	747
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Remaining IO Term (months)	# of Loans	Current Principal Balance ($)	Percent by Current Principal Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original LTV	Weighted Average FICO
N/A	51	$27,841,204.64	4.27%	6.322%	363	69.33%	760
1- 60	1	429,000.00	0.07	6.125	347	78.14	794
61-120	781	623,418,872.60	95.66	6.277	358	66.85	747
Total	833	$651,689,077.24	100.00%	6.278%	358	66.96%	748

Thornburg Mortgage Securities Trust 2006-3

$1,505,407,000 (Approximate)

Publicly Offered Certificates

Adjustable Rate and Hybrid Residential Mortgage Loans

Greenwich Capital Acceptance, Inc.

Depositor

0

Greenwich Capital Markets, Inc.

Lead Manager

Bear, Stearns & Co. Inc.,

Credit Suisse Securities (USA) LLC,

and Lehman Brothers Inc.

Co-Managers

FREE WRITING PROSPECTUS LEGEND

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supersedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

Weighted Average Life Tables

Class A-1 Certificates to Auction Distribution Date
Flat
Price	0% CPR	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	2.99	2.56	2.36	2.17	1.99	1.83	1.52
MDUR (yr)	2.69	2.32	2.14	1.98	1.82	1.67	1.40
First Prin Pay	1	1	1	1	1	1	1
Last Prin Pay	36	36	36	36	36	36	36

Class A-2 Certificates to Auction Distribution Date
Flat
Price	0% CPR	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	2.99	2.56	2.36	2.17	1.99	1.83	1.52
MDUR (yr)	2.69	2.32	2.14	1.98	1.82	1.67	1.40
First Prin Pay	1	1	1	1	1	1	1
Last Prin Pay	36	36	36	36	36	36	36

Class A-3 Certificates to Auction Distribution Date
Flat
Price	0% CPR	10% CPR	15% CPR	20% CPR	25% CPR	30% CPR	40% CPR
WAL (yr)	2.99	2.56	2.36	2.17	1.99	1.83	1.52
MDUR (yr)	2.70	2.32	2.14	1.98	1.82	1.67	1.40
First Prin Pay	1	1	1	1	1	1	1
Last Prin Pay	36	36	36	36	36	36	36